UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Daktronics, Inc.
(Name of Registrant as Specified in its Charter)

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DAKTRONICS, INC.
201 Daktronics Drive
Brookings, South Dakota 57006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 2, 2015

Time	7:00 p.m. Central Daylight Time on Wednesday, September 2, 2015

Place	Daktronics, Inc.
201 Daktronics Drive
Brookings, South Dakota 57006

Items of Business	1.	To elect three Directors to serve for a three-year term that expires on the date of the Annual Meeting of Shareholders in 2018 or until their successors are duly elected;
	2.	To conduct an advisory approval of the Company's executive compensation;
	3.	To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016; and
	4.	To approve the 2015 Stock Incentive Plan and to approve 3,000,000 shares as available for issuance under the 2015 Stock Incentive Plan.

Record Date	You are entitled to vote if you were a shareholder of record at the close of business on June 29, 2015.

Annual Meeting	All shareholders are invited to attend the Annual Meeting in person.

Voting by Proxy	Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Shareholders may vote their shares:
	1.	over the Internet;
	2.	by telephone; or
	3.	by mail.

For specific instructions, refer to the procedural matters section of the proxy statement or to the voting instructions on the proxy card, both of which accompany this notice.

THIS PROXY STATEMENT AND PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT JULY 17, 2015.

By Order of the Board of Directors,

Carla S. Gatzke
Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE DAKTRONICS, INC. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 2, 2015.

This notice and the accompanying proxy statement, proxy card and our Fiscal 2015 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended May 2, 2015, are available at our website at www.daktronics.com. Additionally, and in accordance with the rules of the Securities and Exchange Commission, shareholders may access these materials at the cookies-free website indicated in the Notice of Internet Availability of Proxy Materials that you receive in connection with this notice and the accompanying proxy statement.

Daktronics, Inc.

DAKTRONICS, INC.

PROXY STATEMENT
FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General
The enclosed proxy is solicited by and on behalf of the Board of Directors of Daktronics, Inc., a South Dakota corporation, for use at our Annual Meeting of Shareholders to be held on Wednesday, September 2, 2015 at Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota at 7:00 p.m. Central Daylight Time, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy, together with our fiscal year 2015 Annual Report to Shareholders, are being made available to shareholders on the Internet or are being mailed on or about July 17, 2015 to shareholders entitled to vote at the Annual Meeting.

In this Proxy Statement, “Daktronics”, “Company”, “registrant”, “we”, “us” and “our” refer to Daktronics, Inc.

Shareholders Entitled to Vote; Record Date
Only shareholders of record at the close of business on June 29, 2015 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 43,762,596 shares of our common stock outstanding and entitled to vote held by 1,164 shareholders of record.

Notice of Internet Availability of Proxy Materials
We are making proxy materials for the Annual Meeting available over the Internet. Therefore, we are mailing to the majority of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. The notice is entitled “Notice of Internet Availability of Proxy Materials.” All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and to request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. Our proxy materials may also be accessed on our website at www.daktronics.com by selecting "About Us", then “Investor Relations” and then “Annual Reports and Proxies" under the heading "Financial Information.” We are providing some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice of Internet Availability of Proxy Materials.

Voting at the Annual Meeting; Vote Requirements
The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business.  If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present.  Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Each share is entitled to one vote on all matters submitted to a vote.  However, with respect to the election of Directors, every shareholder will have the right to cast a number of votes equal to the number of Directors to be elected at the Annual Meeting multiplied by the number of shares the shareholder is entitled to vote.  Shareholders may cast all votes for one nominee or divide the votes as they choose among two or more nominees.  Shares abstaining will be treated as not voted.

A plurality of the votes cast is required for the election of Directors.  This means that the Director nominee with the most votes for a particular slot is elected for that slot.  Only votes “for” or “withheld” affect the outcome.  Abstentions are not counted for purposes of the election of Directors.  The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, either in person or by proxy, assuming a quorum is present, is required to approve any of the other proposals.  If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but they will not be considered to have been voted in favor of such matter. If a signed proxy is returned by a broker holding shares in “street name,” and it indicates that the broker does not have discretionary authority to vote certain shares on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

Counting Votes
The inspector of election appointed for the Annual Meeting will count the votes cast by proxy or in person at the Annual Meeting.

Brokers who hold shares in street name for customers will not be able to vote the shares without instructions from their customers with respect to any of the proposals, other than the proposal to ratify the selection of our auditors (Proposal Three of this Proxy Statement).

Shares for which brokers have not received instructions, and which therefore are not voted, with respect to a particular proposal are referred to as “broker non-votes” with respect to that proposal. Abstentions from voting on a proposal described in this proxy statement and broker non-votes will not affect the outcome of the vote on that proposal.

How Votes are Submitted
If the shares of our common stock are held directly in the name of the shareholder, he or she can vote on matters to come before the Annual Meeting:

•	by completing, dating and signing the proxy card and returning it to us in the postage-paid envelope provided for that purpose, if the shareholder has received a paper copy of a proxy card;

•	by written ballot at the Annual Meeting;

•	by telephone, by calling 1-800-690-6903; or

•	by Internet, at www.proxyvote.com.

Shareholders whose shares of our common stock are held in “street name” must either direct the record holder of their shares as to how to vote their shares of common stock or obtain a proxy from the record holder to vote at the Annual Meeting.  “Street name” shareholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting, including by telephone or using the Internet.

Participants in the Daktronics, Inc. 401(k) Plan (the “401(k) Plan”) who hold our common stock in the 401(k) Plan are entitled to instruct the trustee of the 401(k) Plan as to how to vote their shares.  Each participant will receive a Notice of Internet Availability of Proxy Materials, similar to the notice received by the registered holders described above.  Each participant will have the ability to access the proxy materials over the Internet and to request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice as described above.  The participants can vote on matters as described above.  The votes will then be tabulated and submitted for vote by the trustee.  If a participant does not timely vote, the trustee will vote the shares allocated to that participant in the same proportion as the shares that are voted by all other participants under the 401(k) Plan.

Proxies
All shares entitled to vote and represented by properly submitted proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies if they are not revoked before the vote as described below. If no instructions are indicated on a properly submitted proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  A proxy may be revoked by:

•	delivering a written notice of revocation to the Secretary of the Company;

•	submitting another proxy bearing a later date;

•	voting by telephone or via the Internet after a prior telephone or Internet vote; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting alone will not itself revoke a proxy).

Expenses of Solicitation
All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our Directors, officers and employees may also solicit proxies in person or by telephone, email, letter or facsimile. Such Directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Shareholder Proposals
Shareholders may present proper proposals for inclusion in our proxy materials for consideration at the next annual meeting of our shareholders by submitting their proposals to us in a timely manner. In order to be included in our proxy materials for the next annual meeting, shareholder proposals must be received by us no later than March 19, 2016 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. If a shareholder wants to nominate a Director or bring other business before the shareholders at the next annual meeting of our shareholders without including the proposal in our proxy statement, we must receive notice of the proposal on or before June 2, 2016, and the shareholder must otherwise comply with Rule 14a-4(c) under the Securities

Exchange Act of 1934. Notices of intention to present proposals at the 2016 annual meeting of shareholders should be addressed to Corporate Secretary, Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006.

At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting.   However, if any other matters properly come before the Annual Meeting, the individuals named in enclosed form of the proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of June 29, 2015, the Record Date, by each of our Directors, by one nominee for the Board of Directors, by each executive officer named in the Summary Compensation Table, by all Directors, the Director nominee and executive officers as a group, and by each shareholder who is known by us to own beneficially more than five percent of our outstanding common stock.

Name and Address of Beneficial Owners	Note	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares(2)
5% Beneficial Owners:
BlackRock, Inc.	(16)	3,481,634	8.0%
40 East 52nd Street
New York, NY 10022
RidgeWorth Capital Management LLC as Parent Company for Ceredex Value Advisors LLC	(17)	2,258,122	5.2%
3333 Piedmont Road NE, Suite 1500
Atlanta, GA 30305
Dr. Aelred J. Kurtenbach	(18)	2,277,392	5.2%
Daktronics, Inc. 401(k) Plan	(19)	2,495,664	5.7%
Named Officers and Directors:
Reece A. Kurtenbach	(3)	417,223	*
James B. Morgan	(4)	1,490,456	3.4%
Byron J. Anderson	(5)	62,637	*
Robert G. Dutcher	(6)	65,896	*
Nancy D. Frame	(7)	78,977	*
John L. Mulligan	(8)	87,555	*
James A. Vellenga	(9)	89,045	*
Kevin P. McDermott	(10)	—	*
John P. Friel	(11)	—	*
Sheila M. Anderson	(12)	42,363	*
Bradley T. Wiemann	(13)	245,383	*
Matthew J. Kurtenbach	(14)	313,012	*
Carla S. Gatzke	(15)	741,488	1.7%
All Directors and executive officers as a group
(13 persons, consisting of those named above)		3,634,035	8.3%
* Less than one percent

(1)
Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.  The individuals holding restricted shares have the power to vote but not the power to dispose of such shares.

(2)
Based on 43,762,596 shares of common stock outstanding as of June 29, 2015.  Such number does not include 429,738 shares of common stock subject to stock options outstanding as of June 29, 2015.  Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares that could be purchased by the indicated person(s) on June 29, 2015 or within 60 days of June 29, 2015 upon the exercise of stock options or vesting of restricted stock and restricted stock units.

(3)
Includes 82,004 shares subject to options, 25,334 shares held through the 401(k) Plan, 17,400 shares held by his spouse, 44,800 shares held by his children and 2,332 shares of restricted stock with which vest within 60 days from June 29, 2015.

(4)	Includes 52,418 shares held through the 401(k) Plan and 2,253 shares of restricted stock which vest on August 23, 2015.

(5)	Includes 47,739 shares subject to exercisable options and 2,253 shares of restricted stock which vest on August 23, 2015.

(6)	Includes 36,230 shares subject to exercisable options and 2,253 shares of restricted stock which vest on August 23, 2015.

(7)	Includes 29,230 shares subject to exercisable options and 2,253 shares of restricted stock which vest on August 23, 2015.

(8)	Includes 10,432 shares subject to exercisable options and 2,253 shares of restricted stock which vest on August 23, 2015.

(9)
Includes 47,739 shares subject to exercisable options and 2,253 shares of restricted stock which vest on August 23, 2015. Mr. Vellenga is retiring from the Board of Directors, effective September 2, 2015.

(10)	Mr. McDermott was appointed to the Board of Directors on June 18, 2015

(11)	Mr. Friel was nominated to the Board of Directors on June 18, 2015.

(12)	Includes 30,104 shares subject to options, 5,006 shares held through the 401(k) Plan and 1,550 shares of restricted stock which vest within 60 days from June 29, 2015.

(13)	Includes 70,004 shares subject to options, 34,526 shares held through the 401(k) Plan, 535 shares held by his spouse and 1,632 shares of restricted stock which vest within 60 days from June 29, 2015.

(14)	Includes 65,824 shares subject to options, 11,056 shares held through 401(k) Plan, 31,100 shares held by his children and 1,620 shares of restricted stock which vest within 60 days from June 29, 2015.

(15)
Includes 66,086 shares subject to options, 119,977 shares held through the 401(k) Plan, 90,000 shares held by her spouse, 30,385 shares held by her children and 1,520 shares of restricted stock with which vest on August 23, 2015.

(16)
Data based on an Amendment to Schedule 13G filed by the shareholder with the Securities and Exchange Commission (the "SEC") on January 23, 2015. As set forth in the Schedule 13G, Blackrock, Inc. has sole voting power as to 3,389,640 of these shares and sole dispositive power as to all 3,481,634 shares.

(17)
Data based on Schedule 13G filed by the shareholder with the SEC on February 12, 2015. As set forth in the Schedule 13G, RidgeWorth Capital Management LLC, as Parent Company for Ceredex Value Advisors LLC, has sole voting power as to 1,764,402 of these shares and sole dispositive power as to all 2,258,122 shares.

(18)
Includes 1,263,868 shares held by his spouse, Irene Kurtenbach, and 300,000 shares held in Medary Creek LLLP.  Medary Creek LLLP is a limited liability limited partnership of which Aelred and Irene Kurtenbach are the general partners.

(19)
The common stock held by the 401(k) Plan and allocated to the 401(k) Plan participants are voted by the trustee of the 401(k) Plan according to the instructions of the 401(k) Plan participants. The address of the 401(k) Plan is 201 Daktronics Drive, Brookings, South Dakota 57006.

PROPOSAL ONE
ELECTION OF DIRECTORS

General
Our Board of Directors consists of eight individuals divided into three classes serving staggered three-year terms of office. There are two Directors (Byron J. Anderson, and Reece A. Kurtenbach) whose terms will expire at the 2015 Annual Meeting; three Directors (James B. Morgan, John L. Mulligan, and Kevin P. McDermott) whose terms expire in 2016; and two Directors (Robert G. Dutcher and Nancy D. Frame) whose terms will expire in 2017. The Nominating and Corporate Governance Committee has recommended to the Board of Directors that Byron J. Anderson, and Reece A. Kurtenbach be nominated for re-election at the 2015 Annual Meeting and that John P. Friel be nominated for election at the 2015 Annual Meeting, and the Board of Directors has approved that recommendation. All nominees have consented to being named as a nominee in this proxy statement and have indicated a willingness to serve if elected.  However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

Vote Required
See “Procedural Matters – Voting at the Annual Meeting: Vote Requirements” for a description of the votes required for the election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED BELOW.

Directors and Nominees for Director
The following table sets forth the name, age and certain other information about each nominee for Director as of the Record Date:

Name	Age	Principal Occupation	Committees Served On
Byron J. Anderson	71	Retired	Compensation Committee; Nominating and Governance Committee; Audit Committee
Reece A. Kurtenbach	50	President and Chief Executive Officer
John P. Friel	61
Managing Director at Preservation Technologies L.P.; Director of the medical device industry segment at Blue Water Growth LLC, and a business consultant and board member of various companies in his position at Five Radicals LLC

Byron J. Anderson (71) is currently retired.  He has been a Director of the Company since 2005 and has served on the Compensation Committee and Nominating and Governance Committee since November 2005 and on the Audit Committee since May 2015. Before his retirement, from 1999 to 2004 he served at Agilent Technologies, Inc. as Senior Vice President serving customers and managing business groups located in the United States, Europe, Japan and Asia, which included worldwide sales and service activities.  Before working with Agilent, he held various senior positions with Hewlett-Packard Company, ending his career there as a vice president responsible for a business unit serving the worldwide communications industry.  He holds an M.B.A. from Harvard University and an electrical engineering degree from South Dakota State University.  Mr. Anderson brings to the Board significant experience in high-tech industry with a unique knowledge of supply chains, international development, foreign trade and corporate strategy obtained from his years in management of large multi-national, technology companies.

Reece A. Kurtenbach (50) was appointed as President and Chief Executive Officer and a Director effective on September 1, 2013 and has served as Chairman of the Board since September 2014. He served as Executive Vice President from 2012 until September 2013, Vice President for Live Events and International from 2007 to 2012, Vice President for Video Systems from 2004 until 2007, and manager for video products engineering from 1994 until 2004. Mr. Kurtenbach joined the Company in 1991 as an applications engineer focusing on large display projects.  Mr. Kurtenbach holds a B.S. degree from South Dakota State University in electrical engineering, with minors in mathematics and computer science.  Mr. Kurtenbach is the son of Dr. Aelred Kurtenbach. The Board believes that Mr. Kurtenbach is an appropriate representative of management on the Board given his position as a senior executive officer and his long tenure with the Company which dates back 28 years. In addition, Mr. Kurtenbach brings a wealth of industry experience to the Board.

John P. Friel (61) was nominated to the Board of Directors in June 2015. Mr. Friel served for 30 years in various capacities at MEDRAD, Inc., a global company that designs, develops, manufactures, sells, and supports medical devices. MEDRAD is an affiliate of Bayer, AG. He joined MEDRAD in the accounting area and earned a promotion to treasurer and vice president in corporate planning in 1986 and the business development area in 1987. He then served as executive vice president of sales and marketing from 1989 to 1995, senior vice president and general manager from 1995 to 1998, and as president and Chief Executive Officer from 1998 to 2010. MEDRAD received the Malcolm Baldrige National Quality Award twice during his tenure - in 2004 and again in 2010. Mr. Friel is currently the managing director at Preservation Technologies L.P., the director of the medical device industry segment at Blue Water Growth LLC, and a business consultant and board member of various companies in his position at Five Radicals LLC. Mr. Friel is a principal and founder of Five Radicals, which focuses on Baldrige Performance Excellence, strategic planning, general business consulting to entrepreneurial medical device companies, and private equity business development opportunity search efforts. He holds a Master of Arts in law and diplomacy from Tufts University and Bachelor of Arts in political science and Bachelor of Science in accounting from Pennsylvania State University. Mr. Friel brings extensive global general management knowledge and practice. He has strong experience in building and growing businesses, especially in technical product development and global expansions, which align with many of the Company's initiatives and strategies.

The identity of the remaining Directors and certain information about them as of the Record Date are set forth below:

James B. Morgan (68) is currently retired. He has been a Director since 1984. He served as the Company's President and Chief Executive Officer from 2001 through his retirement effective on September 1, 2013. Prior to that he served as President and Chief Operating Officer and Vice President for Engineering. He originally joined the Company in 1969 as its first design engineer. He holds a B.S degree and an M.S. degree in electrical engineering from South Dakota State University.   Mr. Morgan brings to the Board his experience and knowledge of our business and industry derived from his previous positions as President and Chief Executive Officer and his experience of over 45 years working for the Company.

John L. Mulligan (76) has been a Director and has served as chairman of the Audit Committee since 1993.  Since 1993, he has been employed by a number of financial institutions as a financial advisor and Vice President.  He has been employed by UBS since May 2008 and, from 1999 through May 2008, he was with Morgan Stanley.  From 1967 to March 1990, he served as President, Chairman, Chief Executive Officer and Director of American Western Corporation, a publicly-held company.  Mr. Mulligan also served as a certified public accountant early in his career.  Mr. Mulligan brings to the Board a significant amount of financial expertise from his experience in the financial services industry as well as a deep understanding of shareholder issues and concerns based on his more than 20-year career as chief executive officer of a public company.

Kevin P. McDermott (61) was appointed to the Board of Directors in June 2015. Mr. McDermott joins the board of directors with 33 years of experience with the accounting firm of KPMG LLP, including audit engagement partner, SEC reviewing partner, professional practice partner, and in the firm’s Office of General Counsel. In addition to fulfilling professional obligations related to audits of financial statements and internal control over financial reporting, he assisted clients with financial and operational issues, acquisition due diligence, personnel performance, and corporate governance. In his capacity as SEC reviewing partner, Mr. McDermott performed concurring partner reviews of audits of financial statements and internal control over financial reporting for publicly held audit clients. While in the Office of General Counsel, he provided assistance on a privileged basis to the firm and outside counsel in various SEC and Public Company Accounting Oversight Board investigations and third party litigation matters. Although Mr. McDermott retired from KPMG LLP, he provides litigation support consulting services on a part time basis. He is a licensed Certified Public Accountant in Tennessee and New York and holds a Bachelor of Science in economics from South Dakota State University. Mr. McDermott brings significant expertise in the area of financial and internal control reporting by publicly traded companies. This expertise aligns with our responsibility and commitment to provide oversight for our shareholders and others relating to the integrity of our financial statements and related filings.

Robert G. Dutcher (70) is currently retired. He has been a Director of the Company since 2002 and chairman of the Compensation Committee since 2005. Before his retirement, from April 2009 until March 2011, he served as Strategic Advisor Lead Member of MEDRAD, Inc. From April 2008 through March 2009, he was President and Chief Executive Officer of the Cardiovascular Division of MEDRAD, Inc.  From 2001 until April 2008, he was the Chairman, President and Chief Executive Officer of Possis Medical, Inc., a publicly-held medical device company located in Minneapolis, Minnesota, which was acquired by MEDRAD, Inc. in April 2008.  From 1993 until April 2008, he served as its President and Chief Executive Officer.  Before joining Possis Medical in 1985, he was with Medtronic, Inc. for 12 years, most recently as Director of Research and Development.  He previously worked in an engineering capacity for Control Data Corporation and Honeywell, Inc.  Mr. Dutcher holds a B.S. degree in electrical engineering from South Dakota State University and an M.S. degree in electrical engineering from the University of Minnesota.  Mr. Dutcher brings to the Board extensive knowledge in driving profitable growth in technology driven industries from his experience in leading R&D at Medtronic and as Chief Executive Officer of Possis Medical.

Nancy D. Frame (70) is currently retired. She has been a Director of the Company since 1999, chairperson of the Nominating and Corporate Governance Committee since 2004 and Lead Independent Director since 2005. She also serves as a member of the Compensation Committee. She was Deputy Director of the U. S. Trade and Development Agency from 1986 to 1999, when she retired.  As a senior executive in this federal government agency, she was responsible for managing its day-to-day operations, budget, system of financial controls, and ethics program. From 1980 to 1986, she was Assistant General Counsel at the U.S. Agency for International Development, where she was in charge of all legal matters affecting personnel, labor relations and ethics.  Before that she held various legal positions in the areas of international trade and commercial law.  She has a law degree from Georgetown University, Washington, D.C. and a B.S.

degree from South Dakota State University.  Ms. Frame brings to the Board a legal and managerial background which is particularly pertinent to corporate governance and risk oversight and to understanding the legal issues faced by the Company, especially as they relate to our international development.

Independent Directors
Our Nominating and Corporate Governance Committee has determined that each of Messrs. Anderson, Vellenga, Mulligan, Dutcher, Friel and McDermott and Ms. Frame are “independent,” as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.  Accordingly, the Board is composed of a majority of independent Directors as required by the NASDAQ Listing Rules.

PROPOSAL TWO
ADVISORY (NON-BINDING) APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

The foundation of our executive compensation program is to pay for performance. Base compensation for our executive officers is set relatively low as compared to our peer groups, and a meaningful portion of the compensation paid to our executive officers is based on long-term equity incentive compensation and annual non-equity incentive compensation, which is focused on the key results and strategic drivers of our business. We believe that our executive compensation program aligns our incentive compensation with the long-term interests of our shareholders because it is designed to motivate our executives to deliver long-term sustainable growth and shareholder value and to provide retention incentives.

Our Chief Executive Officer (“CEO”) and all of the other executive officers named in the Summary Compensation Table appearing later in this proxy statement (collectively, the “Named Executive Officers”) are subject to at-will employment consistent with state law. There are no specific employment agreements in place with any of the Named Executive Officers. We also do not maintain any supplemental executive retirement plans for our executive officers, and our Named Executive Officers participate in a retirement program that is open to all of our U.S. employees. We generally do not provide significant perquisites and other personal benefits.

We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the fiscal 2015 compensation of our Named Executive Officers. We believe that, viewed as a whole, our compensation practices and policies are appropriate and are fair to both the Company and its executives.

Proposal
The U.S. Congress has enacted requirements commonly referred to as the “say-on-pay” rules. As required by those rules, we are asking you to vote on the adoption of the following resolution:

BE IT RESOLVED by the shareholders of Daktronics, Inc., that the shareholders approve the compensation of the Company's Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Company's proxy statement for the 2015 Annual Meeting.

Shareholder Approval
Proxies will be voted in favor of the resolution unless shareholders specify otherwise in their proxies and except for broker non-votes. The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required for advisory approval of our executive compensation.  As an advisory approval, this proposal is non-binding. However, the Board and our Compensation Committee, which is responsible for designing and overseeing the administration of our executive compensation program, value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL TWO, THE ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm to examine our consolidated financial statements and internal controls over financial reporting for fiscal 2016 and recommends that the shareholders vote for ratification of such appointment. Ernst & Young LLP has acted as our independent registered public accounting firm since fiscal year 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Audit and Other Professional Fees
The aggregate fees billed for professional services rendered by Ernst & Young LLP for the last two fiscal years are set forth in the following table:

	Fiscal Year Ended
	May 2, 2015	April 26, 2014
Audit fees (1)	$719,800	$675,091
Audit-related fees (2)	26,200	24,000
All other fees (3)	1,995	1,995
Totals	$747,995	$701,086

(1)
Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees are fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	All other fees are fees for other permissible work performed by Ernst & Young LLP that does not meet the above category descriptions.

As provided in the Audit Committee’s charter, all engagements for any non-audit services by our independent registered public accounting firm must be approved by the Audit Committee before the commencement of any such services.  The Audit Committee may designate a member or members of the Audit Committee to represent the entire Audit Committee for purposes of approving non-audit services, subject to review by the full Audit Committee at its next regularly scheduled meeting.

The Audit Committee considers the provision of services by Ernst & Young LLP to us, over and above the external audit fees, to be compatible with the ability of Ernst & Young LLP to maintain its independence.

Shareholder Approval
The affirmative vote of a majority of the shares of our common stock represented at the Annual Meeting, either in person or by proxy, assuming a quorum is present, is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2016.  If the shareholders do not approve the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2016 AS SET FORTH IN PROPOSAL THREE.

PROPOSAL FOUR
APPROVAL OF THE 2015 STOCK INCENTIVE PLAN AND 3,000,000 SHARES AS AVAILABLE FOR ISSUANCE

The 2015 Stock Incentive Plan (the "2015 Plan"), was adopted by the Board of Directors on June 18, 2015 and is subject to approval by our shareholders. If our shareholders approve the 2015 Plan, we will not issue any additional options under the existing equity incentive plan, which is the 2007 Stock Incentive Plan. This summary is not intended to be a complete description of all provisions of the 2015 Plan, and it is qualified by reference to the copy of the 2015 Plan filed as Exhibit A to this proxy statement. For further information about our 2015 Plan, we refer you to the copy of the 2015 Plan.

Purpose. The purpose of the 2015 Plan is to attract and retain executives, employees, board members and consultants and enable such individuals to participate in the long-term success and growth of our Company by giving them a proprietary interest in our Company.

Forms of Awards. The 2015 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, restricted stock units and deferred stock. These awards are described below.

Plan Participants. Our officers, other employees, members of our Board of Directors, and our consultants, in each case, who are responsible for or who contribute to the management, growth and/or profitability of our business are eligible to be granted awards under our 2015 Plan.

Share Reserve Limit and Counting. Under the 2015 Plan, 3,000,000 shares of our common stock have been reserved for issuance, and all such shares will consist of authorized and unissued shares of stock.

If any shares of our common stock become available as a result of canceled, unexercised, lapsed or terminated awards under our 2015 Plan, then these shares will again be available for grant of future awards. However, upon a stock-for-stock exercise of an award that involves the withholding of shares of our common stock for the payment of the exercise price or taxes with respect to an award, the shares of our common stock used to pay the exercise price or otherwise withheld shall not become available for future distribution under the 2015 Plan. Each share of stock subject to awards granted under the 2015 Plan is counted as one share for purposes of determining the number of shares available under the 2015 Plan.

Adjustments Upon a Recapitalization or Similar Event. If we engage in or are involved in a stock dividend, stock split, reverse stock split, reclassification, combination, exchange of shares or other similar recapitalization of our common stock, there will be an appropriate adjustment made, without the consent of any award recipient, to the number and kind of shares of our common stock subject to and reserved under our 2015 Plan, including any limits on shares established under our 2015 Plan, the exercise or purchase price of each share subject to an award and any other affected terms of such awards.

Administration of Our 2015 Plan. Our 2015 Plan will be administered by our Board of Directors through our Compensation Committee, which currently consists of three independent directors (as “independent” is defined under applicable rules of the Securities and Exchange Commission and The NASDAQ Stock Market).

The Compensation Committee has the power to, among other things, select the recipients to whom awards may be granted under the 2015 Plan, determine the terms of the awards, including the number of shares subject to each award, the vesting, exercisability, forfeiture provisions, performance goals and periods and other terms and conditions of the awards and the amount and form of consideration payable upon exercise, grant or settlement.

The Compensation Committee also has the power to interpret and otherwise administer our 2015 Plan. The Compensation Committee may delegate the authority to choose recipients and determine the terms of the awards to executive officers of our Company under the conditions set forth in the 2015 Plan.

Change in Control. Upon the occurrence of a "Change in Control Termination" (as that term is defined in our 2015 Plan), except as otherwise provided in an award agreement, all outstanding awards granted to an award recipient that have not yet vested will immediately vest, all restrictions on awards will immediately lapse and each outstanding option and stock appreciation right will become fully and immediately exercisable.

Unless provided otherwise in an award agreement, to the extent the acceleration of exercisability or vesting of an award or a cash payment for such award, together with any other payments, could result in excise tax liability under Sections 4999 and 280G of the Internal Revenue Code of 1986, such acceleration or cash payment will be reduced until no portion of such acceleration or cash payment would be subject to such excise tax liability.

Descriptions of Types of Awards. Our 2015 Plan provides for the grant of the following types of awards:

•
Stock Options. Our 2015 Plan provides for the grant of incentive stock options to our employees and non-qualified stock options to employees, directors and consultants. Options may be granted with terms determined by the Compensation Committee except that the exercise price of all stock options, whether incentive stock options or nonqualified options, may not be less than 100% (or 110% with respect to incentive stock options granted to 10% shareholders) of the fair market value of our common stock as of the date of grant. In addition, unless the Compensation Committee determines otherwise, an option will become exercisable in equal installments of 20% of the shares subject to the option on each anniversary of the grant date until fully exercisable and will have a ten-year term (or no more than a five-year term with respect to incentive stock options granted to 10% shareholders).

•
Restricted Stock. With respect to restricted stock, recipients may be conferred all of the rights of a shareholder with respect to such stock, unless an award agreement provides otherwise. Restricted stock will be forfeited to us if the recipient ceases to be employed by us or to provide services to us. Restricted stock may be subject to vesting over time or upon achievement of performance goals. Unless the Compensation Committee determines otherwise, a restricted stock award will vest one year from the date the award is granted.

•
Restricted Stock Units. Restricted stock units are awards of units, each representing one share of our common stock, and these units are subject to vesting conditions based on a vesting schedule and/or performance criteria established by the Compensation Committee. Restricted stock units will be settled in shares of our common stock, but unlike restricted stock, these shares would not be issued until the restricted stock units have vested. Unless the Compensation Committee determines otherwise, a restricted stock unit will vest one year from the date of its grant.

•
Deferred Stock. Deferred stock awards are awards of the right to receive shares of our common stock at the end of a specified deferral period or upon the achievement of specified performance criteria. Unless the Compensation Committee determines otherwise, the deferral period for a deferred stock award is one year from the date the award is granted.

Termination of Employment or Service. Unless an award agreement or the Compensation Committee provides otherwise, upon a termination of employment or service (i) by reason of death or disability, an option (to the extent then vested) will become exercisable for one year after such death or disability or until the expiration of the option term, whichever is shorter; and (ii) for any other reason, an option will be exercisable (to the extent then vested) for three months after such termination or until the expiration of the option term, whichever is shorter. All options that are not vested at the time of such termination of employment or service will terminate at such time. Unless an award agreement provides otherwise, unvested restricted stock, restricted stock units and deferred stock awards will generally be forfeited upon the termination of employment or service for any reason.

Amendment and Termination. Our Board of Directors may amend, alter or discontinue our 2015 Plan, but no amendment, alteration or discontinuation will be made that would impair the rights of a recipient of an award without the recipient’s consent. In addition, the Board will obtain approval of our shareholders of any amendment, alteration or discontinuation to the extent required by applicable law or exchange rules. The Compensation Committee may amend the terms of any outstanding awards, prospectively or retroactively; however, except with respect to amendments related to changes in capitalization or a "Change in Control" (as that term is defined in the 2015 Plan), no amendment will impair the rights of any recipient without his, her or its consent. In addition, neither our 2015 Plan nor any outstanding option may be amended to decrease the exercise price of such award unless first approved by the requisite vote of our shareholders. Moreover, neither our 2015 Plan nor any outstanding award made under the 2015 Plan may be amended in a way that could cause an outstanding award to become subject to the tax imposed by Section 409A of the Internal Revenue Code (regarding non-qualified deferred compensation).

Plan Term. Our 2015 Plan will become effective upon its approval of our shareholders. Our 2015 Plan will terminate five years after the date of its approval by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2015 PLAN AND THE SHARES AVAILABLE FOR ISSUANCE AS SET FORTH IN PROPOSAL FOUR.

CORPORATE GOVERNANCE

Board Leadership Structure
The Board of Directors adheres to governance principles that assure the integrity and continued viability of the Company.   The Board has responsibility for risk management oversight and for providing strategic guidance to the Company.  The Board believes that it must stay well-informed about the issues, challenges and opportunities facing Daktronics so that the Board members can properly exercise their fiduciary responsibilities to our shareholders.  As part of this process, the Board is kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing material provided to them and by participating in meetings of the Board and its Committees.

Dr. Aelred Kurtenbach, one of our founders and our first Chief Executive Officer ("CEO"), served as Chairman of the Board from the Company's inception until September 2014. When he retired from the CEO responsibilities in 2001, the Board separated the Chair and CEO roles and retained Dr. Kurtenbach as Chair in order to continue to benefit from his leadership. The Board has also established a Lead Independent Director role. Ms. Nancy Frame has served as our Lead Independent Director since 2005. When Dr. Kurtenbach retired as Chairman of the Board in September 2014, the Board studied and discussed publicly available research and expert guidance on different structures. After this study and discussion, the Board determined that a return to the combined Chair and CEO roles plus a Lead Independent Director role would best serve the Company and its shareholders going forward.

The Chairman conducts the Board meetings, and the Lead Independent Director presides over independent director meetings.  The Lead Independent Director also serves as chairperson of the Nominating and Corporate Governance Committee.  In this dual role, the Lead Independent Director is able to bring to the Board a special focus on governance issues.  She also facilitates the ability of non-management Directors to fulfill their responsibilities, builds consensus among Board members and provides a structure for communicating any concerns the non-management Directors may have directly to our executive management.

Our governance practices are compliant with the NASDAQ Listing Rules and the corporate governance regulations of the Sarbanes-Oxley Act of 2002.  Among other things, these practices include the following:

•
The Nominating and Corporate Governance Committee reviews with the Board annually the composition of the Board as a whole, including the Directors’ independence, skills, experience, age, diversity and availability of service to the Company.

•
The Nominating and Corporate Governance Committee recommends Director candidates for approval by the Board and election by the shareholders, taking into account the Company’s need for diverse skills, professional experiences, backgrounds and other qualities to ensure a variety of viewpoints.

•	The Board conducts periodic self-evaluations facilitated by the Nominating and Corporate Governance Committee.

•	The independent Directors meet in conjunction with regularly scheduled quarterly Board meetings and at other appropriate times.

•
The Board and all Board Committees are authorized to hire their own advisors as they deem to be necessary or advisable to fulfill their obligations, and the Company will pay the costs of such advisors.

Meetings of the Board of Directors and Committees
During fiscal 2015, the Board of Directors held four regularly scheduled meetings and two special meetings, the Audit Committee met eight times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met four times.  All of the Directors attended at least 75 percent of the aggregate of all meetings of the Board of Directors and Committees upon which they served and the annual meeting of shareholders held in September 2014.

Executive Sessions of the Board
The Board has adopted a practice of meeting in executive session, and then with independent Directors only, in conjunction with each regularly scheduled Board meeting. The independent Directors met four times in fiscal 2015.

Annual Meeting Attendance Policy
As set forth in our Corporate Governance Guidelines, members of the Board of Directors are expected to devote sufficient time and attention to prepare for attend and participate in Board meetings, shareholder meetings and meetings of Committees of the Board on which they serve.

Board’s Role in Risk Oversight
The Board takes an active role in risk oversight both as a full Board and through its Committees. The Company's management team attends a portion of each regular Board meeting, and the Board engages management in a review of the business with respect to our strategies and risks. Such risks include those inherent in our businesses as well as the risks from external sources such as competitors, the economy, credit markets and regulatory and legislative developments.

The various Committees of the Board are also responsible for specific areas of risks.  The Audit Committee meets regularly with management and our independent registered public accounting firm to oversee our financial risk management processes, controls and capabilities. The Audit Committee also oversees and reviews with management certain aspects of our credit, litigation, and currency risks and other finance matters. In addition, the Audit Committee reviews and monitors our procedures regarding the receipt, retention and treatment of complaints regarding internal accounting, accounting controls or audit matters.  The Compensation Committee oversees our executive compensation arrangements and certain benefit plans.  This includes the identification and management of risks that may arise from our compensation policies and practices.  The Nominating and Corporate Governance Committee has oversight of corporate governance, including practices and procedures that promote good governance and thus mitigate governance risk, and it is also responsible for reviewing the performance of the Board, its Committees and their members. These Committees report to the full Board on these topics, including risks, as they deem to be necessary or advisable.

Code of Conduct
The Board of Directors has adopted our Code of Conduct, which applies to all of our employees, officers and Directors as described in our Annual Report to Shareholders.  Included in the Code of Conduct are ethics provisions that apply to our Chief Executive Officer, Chief Financial Officer, and all other financial and accounting management employees. Copies of the Code of Conduct are available on our website at www.daktronics.com.  The Nominating and Corporate Governance Committee reviews the Code of Conduct annually and oversees its implementation.

Policy and Procedures with Respect to Related Person Transactions
Our Board of Directors has adopted a written policy and procedure with respect to related person transactions, which the Audit Committee oversees.  Under the policy, a “related party transaction” is a transaction, arrangement or relationship in which the Company was, is or will be a participant; the amount involved exceeds $120,000; and in which any “related person” had, has or will have a direct or indirect material interest.  The policy generally defines a “related person” as a Director, executive officer or beneficial owner of more than five percent of any class of our voting securities and any immediate family member of any of the foregoing persons.

The Audit Committee reviews and, if appropriate, approves any potential related person transaction. On an annual basis, the Audit Committee reviews any previously approved related person transaction that is ongoing.

Committees of the Board of Directors
The Board of Directors currently has three standing Committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee.  During fiscal 2015, our Audit Committee consisted of Mr. Mulligan (Chairperson), Mr. Vellenga and Mr. Tobin.  Upon Mr. Tobin's resignation from the Board effective May 1, 2015, Mr. Anderson was appointed to the Audit Committee. The Board of Directors has determined that each Audit Committee member is independent as defined under Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act of 1934 (“Exchange Act”).  The Board has determined that Mr. Mulligan and Mr. Tobin are qualified as “audit committee financial experts,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities concerning the quality and integrity of our financial reports and related filings with the SEC.  In fulfilling this role, the Audit Committee, among other things, oversees the accounting and financial reporting process and audits of the financial statements and related SEC filings, appoints and provides for the compensation of our independent registered public accounting firm, reviews the scope and findings of the audit, reviews the adequacy and effectiveness of our accounting policies and system of internal accounting controls, and oversees our policy and procedures with respect to related person transactions. The Audit Committee’s Charter is available on our website at www.daktronics.com.

Compensation Committee.    During fiscal 2015, our Compensation Committee consisted of Mr. Dutcher (Chairperson), Mr. Anderson and Ms. Frame.  All of the Compensation Committee members satisfy the independence requirements of the NASDAQ Listing Rules, as determined by the Board of Directors. The Compensation Committee annually reviews and approves the Chief Executive Officer’s and other executives' compensation packages and acts upon management’s recommendations for executives concerning employee equity incentives, bonuses and other compensation and benefit plans.  The Compensation Committee’s Charter is available on our website at www.daktronics.com.

Nominating and Corporate Governance Committee.  During fiscal 2015, our Nominating and Corporate Governance Committee (the “Nominating Committee”) consisted of Ms. Frame (Chairperson), Mr. Anderson and Mr. Vellenga.  The Board of Directors has determined that all of the Nominating Committee members satisfy the independence requirements of the NASDAQ Listing Rules. Our Nominating Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as Directors, develops and recommends to the Board of Directors corporate governance guidelines, oversees our Code of Conduct, and provides oversight with respect to corporate governance and ethical conduct. It also facilitates the annual review of the performance of the Board of Directors.  The Nominating Committee’s Charter and our Corporate Governance Guidelines are available on our website at www.daktronics.com.

The information below describes the criteria and process that the Nominating Committee uses to evaluate future candidates to the Board of Directors:

Director Qualification
When Board candidates are considered, they are evaluated based upon various criteria, such as their broad-based business and professional skills and experiences, experience serving as management or on the board of directors of other organizations, concern for the long-term interests of the shareholders, technology company experience, financial literacy, personal integrity and judgment and their willingness to be prepared and active participants at Board and Committee meetings.  The Nominating and Corporate Governance Committee and the Board seek to attract and retain highly qualified Directors who have sufficient time to attend to their duties and responsibilities to the Company.

The Nominating and Corporate Governance Committee and the Board seek members who will contribute to our overall corporate goals, taking into account:

•	The Company’s responsibility to its key stakeholders, which include shareholders, customers, suppliers, community and employees.

•	Integrity in financial reporting and business conduct. Candidates are selected based upon their potential contributions to the long-term interests of shareholders.

•	Diversity of a candidate’s skills and experiences.

Each candidate for Director must possess the following specific minimum qualifications:

•	Demonstrated integrity and ethics in his or her professional life and an established record of professional accomplishment in his or her chosen field.

•	Absence of any material personal, financial or professional interest in any present or potential competitor of the Company.

•
Ability to participate fully in activities of the Board of Directors, including active membership in at least one Committee of the Board of Directors (in the case of independent Directors) and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of which he or she is a member.

Shareholder Proposals for Nominees
The Nominating and Corporate Governance Committee will consider written proposals from shareholders for nominees for Director. Any such nominations must be submitted to the Nominating and Corporate Governance Committee in the care of our Corporate Secretary and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed in Schedule 14A under the Exchange Act (including appropriate biographical information); (b) other board memberships; (c) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director, if elected; (d) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such shareholder(s); and (e) a statement as to the qualifications of the nominee.  Shareholder proposals should be submitted by the deadline described in this proxy statement under the caption “Procedural Matters – Procedure for Submitting Shareholder Proposals” above.

The Nominating Committee will not change the manner in which it evaluates candidates for Board nominees, including the applicable criteria set forth above, based on whether the candidate was recommended by a shareholder.  To date, we have not received any shareholder proposals to nominate a Director.

Board of Directors’ Evaluation
On an ongoing basis, the Nominating Committee facilitates a process to determine whether the Board of Directors and its Committees are functioning effectively.  The results of this process are reported to the Board for discussion.

How to Contact the Board of Directors
Shareholders wishing to contact our Board of Directors may do so by writing to it at the following address: Corporate Secretary, Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006. All letters received will be forwarded to the Board of Directors.

Compensation Committee Interlocks and Insider Participation
During fiscal 2015, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer who served on our Board of Directors or our Compensation Committee.

Director Compensation
The following table sets forth information about the compensation paid to and earned by our Directors for the fiscal year ended May 2, 2015:
FISCAL YEAR 2015 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Total Compensation ($)
Byron J. Anderson	$39,000	$29,987	$25,000	$—	$93,987
Robert G. Dutcher	39,000	29,987	25,000	—	93,987
Nancy D. Frame	41,000	29,987	25,000	—	95,987
James B. Morgan(4)	35,000	29,987	25,000	30,680	120,667
John L. Mulligan	41,000	29,987	25,000	—	95,987
Bruce W. Tobin(5)	39,000	—	—	—	39,000
James A. Vellenga	41,000	29,987	25,000	—	95,987

(1)
As an employee of the Company, Reece A. Kurtenbach, the President and Chief Executive Officer since September 1, 2013, was a Named Executive Officer during fiscal 2015 and therefore his compensation is included in the appropriate tables within the section of this proxy statement entitled "Executive Compensation."

(2)
Represents September 4, 2014 grants of 2,253 restricted shares of our common stock, which vest on August 23, 2015 if they are then Directors of the Company.  This amount was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).

(3)
Represents September 4, 2014 stock option awards of 5,102 shares with a grant date fair value of $25,000, which vest on August 23, 2015 if they are then Directors of the Company.  This amount was computed in accordance with ASC 718. The 2007 Stock Incentive Plan (the "2007 Plan") requires that all options granted under the 2007 Plan have an exercise price equal to the fair market value of our common stock on the date of grant.  All options granted to non-employee Directors under the 2007 Plan are non-qualified options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986.

(4)
James B. Morgan retired as Chief Executive Officer and President effective September 1, 2013. Mr. Morgan earned total variable cash compensation for fiscal year 2014 under the non-equity based incentive compensation plan as indicated in the table. This was paid to Mr. Morgan in fiscal 2015 on October 3, 2014.

(5)	Retired from the Board effective May 1, 2015.

Independent Director Fees.  For fiscal 2015, each independent Director received an annual retainer of $25,000. In addition, each independent director received $2,500 per meeting for each Board of Directors meeting attended in person. The following table describes the annual retainers paid to each independent director for Committee membership participation:

	Chair	Other Members
Audit Committee	$6,000	$4,000
Compensation Committee	4,000	2,000
Nominating and Corporate Governance Committee	4,000	2,000

The retainers for Board and Committee service are included in the table above entitled “Fiscal Year 2015 Director Compensation”.

Stock Ownership and Retention Guidelines. The Board of Directors has implemented stock ownership guidelines for Directors.  Under these guidelines, each Director is expected to achieve a target of 5,000 shares owned, excluding shares subject to options. Directors had five years from the later of their first becoming a member of the Board of Directors or January 2007 to achieve this level of ownership.  As of the Record Date, all directors were in compliance with these guidelines.

Executive Officers
The following discussion sets forth information as of June 29, 2015 about our executive officers who are not Directors.

Name	Positions with the Company	Age	Executive Officer Since
Sheila M. Anderson	Chief Financial Officer	42	2012
Bradley T. Wiemann	Executive Vice President	52	2004
Matthew J. Kurtenbach	Vice President	45	2014
Carla S. Gatzke	Vice President and Secretary	54	2015

Sheila M. Anderson joined the Company in 2002 as a senior accountant after spending a number of years working as a certified public accountant in public accounting and auditing firms and as a senior accountant at a private company. In 2006, Ms. Anderson was named Corporate Controller and, in 2012, she was named Chief Financial Officer and Treasurer. Ms. Anderson holds a Master of Business Administration degree from the University of South Dakota and a Bachelor of Science degree in Accounting from Southwest Minnesota State University.

Bradley T. Wiemann joined the Company in 1993 as a lead design engineer after spending a number of years with Rockwell International Corporation, where he was involved in flight control systems.  In 1994, he became manager of the Company's engineering groups focused on commercial and transportation product design. In 2001, his responsibilities expanded to include sales and service for commercial and transportation. In 2004, he was appointed Vice President, Commercial and Transportation and, in 2012, he was named Executive Vice President.  In 2013, his responsibilities expanded to include sales and service for the School & Theatres business unit, which is now known as the High School Park and Recreation business unit. Mr. Wiemann holds an M.S. degree in electrical and computer engineering from the University of Iowa and a B.S. degree in electrical engineering from South Dakota State University.

Matthew J. Kurtenbach joined the Company in 1992 as a manager in manufacturing, and he subsequently served as a project manager for sports projects and as a project manager for the Company's process improvements and facility expansions. In 2001, he was named Manufacturing Manager and, in 2006, he was appointed Vice President, Manufacturing. Also in 2006, he was charged with leading the Company's transformation to lean manufacturing. More recently, he gained responsibility for repair center operations associated with after-sales services and the field service organization. Mr. Kurtenbach holds an M.S. degree in industrial management and a B.S. degree in electrical engineering from South Dakota State University. Mr. Kurtenbach is the son of Aelred J. Kurtenbach and the brother of Reece A. Kurtenbach and Carla S. Gatzke.

Carla S. Gatzke joined the Company in 1981 as a student employee in inventory, information systems, and engineering. In 1984, she moved into the role of Systems Sales Engineering where she was responsible for sales and project management for legislative voting systems. In 1988, Ms. Gatzke took an 18 month leave of absence to attend Drake University and teach for one semester. In 1990, Ms. Gatzke returned to Daktronics and managed Star Circuits, a subsidiary of the Company which manufactures printed circuit boards. In 1992, she became responsible for Human Resources Department and, in 1996, she added the responsibility of the Company's Information and Technology and Systems Department. In 2006, the responsibility of the Company's Human Resources and Information and Technology and Systems departments were separated, and Ms. Gatzke retained responsibility for the Human Resources Department. In 2005, she was appointed Vice President of Human Resources. Ms. Gatzke has served as Corporate Secretary since 1994. Ms. Gatzke holds a Master of Business Administration degree from Drake University and a B.S. degree in electrical engineering and minors in math and computer science from South Dakota State University. Ms. Gatzke is the daughter of Aelred J. Kurtenbach and the sister of Reece A. Kurtenbach and Matthew J. Kurtenbach.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our Directors, executive officers, and persons who own more than 10 percent of a registered class of our equity securities (“10% Shareholders”) file with the SEC initial reports of ownership on Form 3 and reports of change in ownership on Form 4 or Form 5. Such Directors, executive officers and 10% Shareholders are also required by rules of the SEC to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of such forms submitted to us and on written representations from our reporting persons, we believe all required reports were filed on a timely basis during fiscal 2015.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
The following discussion should be read in conjunction with the various tables and accompanying narrative disclosure appearing in this proxy statement. Those tables and narrative disclosure provide more detailed information regarding the compensation and benefits awarded to, earned by, or paid to our Named Executive Offices, as well as the plans in which those officers are eligible to participate. At last year’s annual meeting, our shareholders provided an advisory “say-on-pay” vote indicating their overwhelming support of the Company’s compensation program for our Named Executive Officers. Our shareholders also previously voted that such say-on-pay votes be held annually. As a result, Proposal Two presented in this proxy statement seeks our shareholders’ input on our executive compensation program. This Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the tables provide information that will assist our shareholders in deciding how to vote on Proposal Two.

Executive Summary
Our executive compensation program, developed by management and approved by the Compensation Committee of the Board of Directors (the “Committee”), is intended to be simple (easily understood) and team-based, focused on a few key performance metrics and balanced among:

•	Employees, managers and executives

•	Long-term and short-term objectives

•	Financial and stock performance

•	Cash and equity compensation

The compensation program is designed to align the interests of the executive team with the interests of our shareholders. It uses salary, benefits, and non-equity-based and equity-based incentive plans to achieve these goals, with a focus on tying compensation to corporate performance. The retention of top talent and the achievement of corporate objectives measure the effectiveness of our compensation program.

The Company's financial performance for the fiscal year ended May 2, 2015 included strong sales and growth in orders. Orders and sales increased over last fiscal year due to our success in winning business, the continued adoption of digital technology in the marketplace, and the additional week in fiscal 2015, which accounts for approximately 2.0% of the growth. In fiscal 2015, we delivered a 5.5 percent return on assets and a 10.3 percent return on beginning shareholders' equity. In fiscal 2015 compared to fiscal 2014, sales were up 11.6 percent and operating income decreased by 14.4 percent. In fiscal 2015 operating income as a percent of sales decreased to 5.1 percentage as compared to 6.6 percent in fiscal 2014.

Changes to executive compensation during the current fiscal year were mainly due to maintaining competitiveness as the economy improved and the financial results for the Company.

Role of Compensation Committee, Philosophy and Objectives
The Compensation Committee has responsibility for guiding our executive compensation philosophy and overseeing the design of executive compensation programs. In arriving at the appropriate levels of pay and incentive opportunities, the Committee reviews our compensation philosophy and trends in our peer group to ensure that our executive compensation program is competitive to effectively recruit and retain talented management, focuses our executives to achieve short and long-range corporate objectives, and aligns the interests of the executives with the interests of our shareholders.

The Committee bases its executive compensation decisions on the following philosophies:

•
Executive compensation should be appropriate to recruit and retain high-performing executives successfully, taking into account executive pay at comparable companies and our pay practices for non-executive employees.

•	An individual executive's compensation should be based on the executive's responsibility level, capability and performance.

•
The executive team's compensation should include a significant component that is based on the Company's overall financial performance to encourage the executive team to focus on the overall success of the Company.

•	Our executives should receive few perquisites, if any, other than those provided to all employees.

The Committee annually reviews each executive's compensation. The Committee has determined that our executives' compensation will include: base salary, non-equity-based incentive compensation, and equity-based incentive pay in the form of options and restricted stock units. We view the various components of compensation as related but distinct.

We determine the appropriate level for each executive compensation component based in part, but not exclusively, on the following factors:

•	internal equity and consistency;

•	individual performance;

•	the executive compensation paid by other companies with which we compete for executive talent; and

•	Company performance.

The base salary reflects the pay that the Committee believes is appropriate for each executive's responsibility, capability and performance. The non-equity-based incentive compensation is designed to focus the executive team on the Company-wide goals and objectives, which focus on growth in revenue and reductions in cost in order to achieve and sustain a target operating margin. The Committee has not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation, although it has a preference for a material amount of “at risk” compensation, the amount of which is based on our financial results.  The equity-based compensation plan is designed to encourage executives to also own stock in the Company, and thereby more directly align executives' interests with our shareholder interests.

The Committee considers both internal equity and market competitiveness. We compare executive pay to the compensation of other key managers and employees at the Company. As described below, we also compare overall executive compensation to comparison companies and to salary database information. The Committee believes that equitable and competitive compensation, as well as leader development and promotion-from-within, is essential to retain high-performing executives. The average number of years of experience with Daktronics of our currently employed non-director Named Executive Officers is 22.5 years.

For fiscal 2015, our Named Executive Officers were Reece A. Kurtenbach, President and Chief Executive Officer; Sheila M. Anderson, Chief Financial Officer and Treasurer; Bradley T. Wiemann, Executive Vice President; Matthew J. Kurtenbach, Vice President, Manufacturing; and Carla S. Gatzke, Vice President of Human Resources and Secretary.

Role of Executive Officers in Compensation Decisions
Our Chief Executive Officer and Vice President of Human Resources present to the Compensation Committee their recommendation for the salary, non-equity-based incentive compensation, and equity-based compensation grants for the Named Executive Officers and selected other executives. The Committee considers these recommendations and accepts or adjusts them, in whole or in part.  The Chief Executive Officer and Vice President of Human Resources are not present for the discussions or determinations about their own compensation, but they generally participate in the discussions regarding other executive officers’ compensation.  The Chair of the Compensation Committee presents the Committee’s findings regarding compensation for executive officers to the Board of Directors.  Based on such input, the Board of Directors approves and adopts the executives' compensation plan.

Benchmarking
In making decisions regarding elements and amounts of compensation, the Committee considers the compensation paid to executive officers at similar levels and responsibilities. These are public companies in our geographical area (South Dakota, North Dakota, Minnesota, Iowa, and Nebraska) with revenues of between $250 million and $1 billion and with a focus on manufacturing or technology.

The following list sets forth the companies comprising of our peer group list:

Apogee Enterprises, Inc.	Hawkins, Inc.
Imation Corp	ValueVision Media, Inc.
Techne Corporation	Tennant Company
Winnebago Industries	Lindsay Corporation
Raven Industries, Inc.	Hutchinson Technology, Inc.
Graco, Inc.	Arctic Cat, Inc.
MTS Systems Corporation	Datalink Corp

The Committee also considers compensation data from Salary.com and Economic Research Institute, which takes into consideration company size, geography, base salary and variable cash compensation, but excludes equity incentive compensation information.

To date, we have not retained consulting firms to assist us in determining executive compensation. The Committee believes that the executive compensation is sufficiently conservative, as well as appropriately competitive, so as not to require an external consultant opinion.

Elements of Compensation
For fiscal 2015, the principal components of our executive compensation program consisted of the following, each of which is addressed below in greater detail:

•	base salary;

•	non-equity-based incentive compensation plan;

•	equity-based compensation plan;

•	deferred compensation arrangements; and

•	benefits.

Base Salary. The base salary reflects each executive's responsibility, capability and performance. Base salary is determined based on the benchmarking data for the executive's responsibilities, the executive's experience in his or her area of responsibility, and the executive's performance and the impact of such performance on our business results.

The Committee also takes into account the Company's financial performance, and it has in the past limited executive pay changes based on business or economic conditions.  The Committee also considers the recommendations of the Chief Executive Officer for other Named Executive Officers.

The Committee noted that Mr. Reece Kurtenbach's base salary for fiscal 2014 was considerably lower than the benchmarking data for Chief Executive Officers ("CEO") and that Mr. Kurtenbach was fully performing the responsibilities of CEO. Therefore, the Committee approved an adjustment to Mr. Kurtenbach's base salary for fiscal 2015 to a level that is more competitive.

The Committee also determined that the base salaries for fiscal 2014 for the other Named Executive Officers were generally lower than competitive levels in the benchmarking data, and therefore it approved an increase in the base salaries for fiscal 2015 for the other Named Executive Officers. In addition, the Committee determined that Ms. Sheila Anderson's base salary for fiscal 2014 was somewhat lower than competitive levels due to her brief time in the responsibility of Chief Financial Officer ("CFO") and that she is fully performing the responsibilities of CFO. Therefore, the Committee approved an additional increase in base salary for Ms. Anderson for fiscal 2015.

Non-Equity-Based Incentive Compensation Plan. The purpose of our non-equity-based incentive compensation plan is to focus the executive team on the Company-wide goals and objectives of growth in revenue and reductions in cost in order to achieve and sustain a target operating margin. The non-equity-based incentive compensation plan is a formula-based variable cash compensation plan, with no payouts if operating margin is less than 2.5 percent, targeted payouts at a 10 percent operating margin, and maximum payouts at a 12.5 percent operating margin. The targeted level of variable cash compensation varies from an amount equal to three months of base salary to 7.5 months of base salary for each executive officer. The maximum level of the variable cash compensation is 120 percent of the targeted level of variable cash compensation.

This level of non-equity compensation takes into account other non-equity incentive compensation plans at comparable companies, as well as the Committee's preference for a material level of executive compensation that varies with the Company's performance. The Compensation Committee selected the operating margin measure for the formula because it believes it is the most appropriate indicator of performance that will drive long-term shareholder value, and it is consistent with our corporate strategies.

The various payout percentages based on operating margins are as follows:

Operating Margin	Percentage of Targeted Non-equity Incentive Compensation
Less than 2.5%	—
2.5 to 5.0%	0.0 to 25.0%
5.0 to 7.5%	25.1 to 60.0%
7.5 to 10.0%	60.1 to 100.0%
10.0 to 12.5%	100.1 to 120.0%

We follow applicable laws and regulations regarding the recovery of any non-equity-based compensation, other incentive-based or equity-based compensation and profits realized from the sale of securities resulting from any misconduct on the part of an executive officer.

During fiscal 2015, the executive officers were eligible for non-equity-based incentive compensation if the maximum payout of 120 percent of target was achieved as follows: Chief Executive Officer - 75 percent of his base salary; and all other Named Executives Officers - 55 percent of their base salaries.  For fiscal 2013, a payout of approximately 40 percent was made. For fiscal 2014, a payout of approximately 47 percent was made. For fiscal 2015, the operating margin resulted in a non-equity-based incentive compensation payout of approximately 26 percent of the target, or 22 percent of the maximum payouts.

Equity-Based Compensation Program. Grants of equity awards have been the primary vehicles for offering long-term incentives to our executives and to aligning the interests of employees more closely with those of our shareholders.

Each year, the Board of Directors, based on recommendations of the Compensation Committee, determines the number of shares that may be subject to equity awards for all employees, including the Named Executive Officers.  The total number of shares subject to equity awards is constrained by our Board’s desire to limit dilution to shareholders to a level consistent with our historical levels, which generally approximate a dilution of one percent, and to limit the total grant date fair value of the equity awards to a targeted level. The one percent dilution is based on an assessment of a conservative amount relative to high-tech growth companies.  The grant date fair value is based on a comparison to the prior years’ expense and the current year’s estimate of a percentage of total payroll expense. The Compensation Committee and the Board of Directors generally follow a practice of calculating the equity grant valuation limit based on the share price on the date of the Compensation Committee meeting at which the equity grants are determined by the Committee for recommendation to the Board to assure that the valuation limit is consistent with the approximate dilution limit of one percent. The Compensation Committee then allocates these equity grants to the Named Executive Officers, and the Chief Executive Officer allocates equity grants to selected employees. To facilitate the grant of stock options to employees and other executive officers, the Board of Directors authorized the Chief Executive Officer to grant individual stock options and restricted stock units during fiscal 2015, subject to the guidelines and limitations imposed by the Compensation Committee.

The Committee also considers trends in equity-based compensation, the mix of the type of equity grants, and the number of our shares that are available for equity grants. The Compensation Committee and the Board of Directors also generally follow a practice of allocating similar equity grants to each of the Named Executive Officers, with some variation based on responsibilities and experience. The allocation among Named Executive Officers is based on historical grants, the value of past grants and the Company’s performance, all of which are subject to the objectives listed under the section of this proxy statement entitled “Compensation Discussion and Analysis - Role of Compensation Committee, Philosophy and Objectives.”

For the fiscal 2014 allocation, the Committee determined that each Named Executive Officer would be allocated equity grants for approximately 10,000 shares of common stock, with a ratio of 2.5:1 of incentive stock options to restricted stock units. The Committee recommended that Reece A. Kurtenbach should receive more equity grants than the other Named Executive Officers due to his being named as Chief Executive Officer effective on September 1, 2013 and that Sheila A. Anderson should receive fewer equity grants due to it being her first year as Chief Financial Officer. The Board approved the Compensation Committee’s recommended allocation.
In fiscal 2014, Mr. Kurtenbach was granted incentive stock options to purchase 8,750 shares of our common stock and restricted stock units for 3,500 shares in the annual employee equity grant. The Compensation Committee also recommended and the Board approved a one‑time grant to Mr. Kurtenbach of incentive stock options to purchase 25,000 shares when he was appointed Chief Executive Officer as described in footnote 5 to the Summary Compensation Table.
For the fiscal 2015 allocation, the Committee recommended that each Named Executive Officer would again be allocated equity grants for approximately 10,000 shares of common stock, with a ratio of 2.5:1 of incentive stock options to restricted stock units. The Committee recommended that Mr. Reece A. Kurtenbach should receive a grant of twice the amount of other Named Executive Officers, to facilitate further Company stock ownership by the CEO and to reflect a ratio of grants to the CEO compared to grants to other Named Executive Officers that is more similar to the ratio in the benchmarking data. The Board approved the Compensation Committee's recommended allocation.

For fiscal 2015, the Compensation Committee determined that it would continue to grant restricted stock units as well as incentive stock options in a manner substantially similar to fiscal 2014, and that the valuation of the equity grants, based on the grant date fair value as determined under ASC 718, would be limited to approximately $2.5 million for all employees, including the Named Executive Officers. The total number of shares of common stock subject to stock options and restricted stock units granted to all employees increased slightly in fiscal 2015 from the prior year.  The value of the restricted stock units was equal to 87.4 percent of the value of the stock options for executives, as determined under the fair value provisions of ASC 718.

The Board and the Compensation Committee approve equity grants for Named Executive Officers and other employees annually in their summer meetings to coincide with the Director equity grants and the annual meeting of shareholders. Equity awards are not typically granted at other times of the year for employees, including new employees.  The exercise price of all stock options granted is equal to the fair market value of the Company’s common stock as reported on The NASDAQ Global Select Market on the date of grant, which is defined in the 2007 Plan as the closing price of the common stock as reported on The NASDAQ Global Select Market on the date of grant.  All options also contain five-year vesting provisions, with 20 percent of the shares underlying the stock option vesting each year following the date of grant.  The restricted stock units also contain a five-year vesting provisions, with 20 percent of the restricted stock units vesting each year following the date of grant.

Benefits. Our Named Executive Officers are eligible for all benefits generally available to our full-time employees.  We do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

All employees, including the Named Executive Officers, are entitled to participate in the 401(k) Plan, which is qualified under Section 401(k) of the Internal Revenue Code of 1986.  At the discretion of the Board of Directors, we may make matching contributions equal to a percentage of the salary deduction contributions or other discretionary amounts.  We paid $2.1 million in matching and discretionary contributions in fiscal 2015, $1.9 million in fiscal 2014 and $1.7 million in fiscal 2013. Contributions to the 401(k) Plan on behalf of the Named Executive Officers are described in the table entitled “Summary Compensation Table – Fiscal 2015.”

All employees, including the Named Executive Officers, are entitled to participate in the Daktronics, Inc. Employee Stock Purchase Plan (“ESPP”), which is intended to qualify under Section 423 of the Internal Revenue Code of 1986.  The ESPP allows employees to purchase shares of our common stock, subject to annual limitations, at a price equal to 85 percent of the lower of the fair market value of the common stock at the beginning or the end of each six-month offering period.

Accounting and Tax Treatment
We account for equity-based compensation paid to employees under ASC 718, Compensation-Stock Compensation promulgated by the Financial Accounting Standards Board, which requires us to estimate and record an expense over the service period of the award.  Thus, we may record an expense in one year for awards granted in earlier years.  Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

With respect to option awards, we generally can deduct the gain recognized by employees and Directors from the exercise of non-qualified options.  However, to the extent that an option is an incentive stock option, we cannot deduct the gain recognized by the optionee upon exercise of the option if there is no disqualifying disposition by the optionee.

With respect to restricted stock awards, we generally can deduct the fair market value of the shares vested on the vesting date.  Alternatively, if the recipient were to make an election under Section 83(b) of the Internal Revenue Code of 1986, we would be entitled to a deduction on the date of grant equal to the value of the restricted stock on the date of grant.

Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company's chief executive officer and four other most highly-paid executive officers.  Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met.  Because the potential amount of base salary and non-equity-based incentive compensation that each of our executive officers can earn is less than $1 million, Section 162(m) has not been material to our compensation decisions.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” with management.  Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee:

Robert G. Dutcher, Chair
Byron J. Anderson
Nancy D. Frame

EXECUTIVE COMPENSATION

The following table sets forth information about compensation awarded to, earned by or paid to our principal executive officer and principal financial officer during the fiscal years ended May 2, 2015, April 26, 2014 and April 27, 2013 and to our next three most highly compensated executive officers whose total compensation was greater than $100,000 for the fiscal year ended May 2, 2015. The Company operates on a 52 or 53 week fiscal year, with our fiscal year ending on the Saturday closest to April 30 of each year. Fiscal 2015 is a 53-week year; therefore, the fiscal year ended May 2, 2015 contained results for 53 weeks while the fiscal years ended April 26, 2014 and April 27, 2013 contained results for 52 weeks.

SUMMARY COMPENSATION TABLE – FISCAL 2015

Name and Principal Position	Year	Salary($)	Bonus ($)	Stock Awards($) (1)	Option Awards($) (2)	Non-Equity Incentive Plan Compensation($) (3)	All Other Compensation($)(4)	Total($)
Reece A. Kurtenbach(5)	2015	$315,077	$—	$72,780	$83,250	$61,600	$7,270	$539,977
Chief Executive Officer and	2014	247,123	—	34,580	165,900	81,765	5,882	535,250
President	2013	195,854	—	18,079	37,368	35,104	4,896	291,301
Sheila M. Anderson(6)	2015	$208,977	$—	$36,390	$41,625	$26,620	$6,986	$320,598
Chief Financial Officer	2014	172,224	—	27,170	34,075	41,321	6,528	281,318
	2013	111,116	40,000	18,168	34,300	27,918	4,659	236,161
Bradley T. Wiemann	2015	$229,560	$—	$36,390	$41,625	$28,072	$7,762	$343,409
Executive Vice President	2014	202,896	—	29,640	37,200	46,626	7,558	323,920
	2013	188,774	—	18,079	37,368	33,884	5,726	283,831
Matthew J. Kurtenbach(7)	2015	$219,272	$—	$36,390	$41,625	$26,378	$6,916	$330,581
Vice President	2014	185,762	—	29,640	37,200	43,798	6,523	302,923
Carla S. Gatzke(8)	2015	$186,854	$—	$33,358	$38,129	$20,790	$6,422	$285,553
Vice President and
Secretary

(1)
Consists of restricted stock units granted under the 2007 Plan.  In accordance with ASC 718, the amount is calculated based on the grant date fair value of the award. Refer to “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates ” in our Annual Report on Form 10-K for the fiscal year ended May 2, 2015 for a discussion of the assumptions used in calculating the amount under ASC 718.

(2)
Consists of stock options granted under the 2007 Plan.  The value of the option awards is calculated based on the grant date fair value of the award in accordance with ASC 718.  Refer to “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates ” in our Annual Report on Form 10-K for the fiscal year ended May 2, 2015 for a discussion of the assumptions used in calculating the amount under ASC 718.

(3)
The amounts in this column reflect the total variable cash compensation paid to the Named Executive Officers under the non-equity-based incentive compensation plan. As explained earlier in this proxy statement, variable incentive compensation payments are based upon the achievement of certain operating margin targets for fiscal 2013, fiscal 2014 and fiscal 2015.

(4)	Consists of matching contributions made by us under the 401(k) Plan, which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986.

(5)
Reece A. Kurtenbach was named Chief Executive Officer and President on September 1, 2013. Mr. Kurtenbach's salary was increased to $275,000 effective September 1, 2013, and he was awarded additional stock compensation for the increase in responsibilities.

(6)
Sheila M. Anderson was named Chief Financial Officer and Treasurer in September 2012. Ms. Anderson's salary was increased to $162,000 effective September 12, 2012. The amount of bonus earned by Ms. Anderson for fiscal 2013 consists of a bonus of $10,000 earned during the period she served as the Corporate Controller and a one-time bonus of $30,000 paid to her after the completion of her first year as Chief Financial Officer in September 2013.

(7)	Matthew J. Kurtenbach became a Named Executive Officer during fiscal 2014.

(8)	Carla S. Gatzke became a Named Executive Officer during fiscal 2015.

The following table sets forth information regarding grants of plan-based awards to the Named Executive Officers during fiscal 2015:

GRANTS OF PLAN-BASED AWARDS — FISCAL 2015

		Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: number of shares of stock or units (#)(2)	All other option awards: number of securities underlying options (#) (3)	Exercise or base price of option awards(per share)(4)	Grant date fair value of stock and option awards($) (5)

Name	Grant Date	Threshold($)	Target($)	Maximum($)
Reece A. Kurtenbach	09/04/2014	54,688	218,750	262,500	6,000	15,000	13.31	156,030
Sheila M. Anderson	09/04/2014	25,208	100,833	121,000	3,000	7,500	13.31	78,015
Bradley T. Wiemann	09/04/2014	26,583	106,333	127,600	3,000	7,500	13.31	78,015
Matthew J. Kurtenbach	09/04/2014	24,979	99,917	119,900	3,000	7,500	13.31	78,015
Carla S. Gatzke	09/04/2014	21,656	86,625	103,950	2,750	6,870	13.31	71,487

(1)
Consists of variable cash compensation under our annual non-equity-based incentive compensation plan.  The amounts reflect the minimum payment level, if an award is achieved, the target payment level and the maximum payment level under the plan. For additional information concerning our annual non-equity-based compensation plan, see the section of this proxy statement entitled “Compensation Discussion and Analysis - Elements of Compensation.”

(2)
Consists of restricted stock units granted to the Named Executive Officers in fiscal 2015 under the 2007 Plan.  The units vest as to 20 percent of the shares one year after the date of grant and as to an additional 20 percent in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(3)
Consists of options granted to the Named Executive Officers in fiscal 2015 under the 2007 Plan.  The options vest and become exercisable as to 20 percent of the shares one year after the date of grant and as to an additional 20 percent in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(4)	The exercise price of all options was equal to the closing price of the common stock as quoted on The NASDAQ Global Select Market on the date of grant.

(5)
Represents the full grant date fair value determined pursuant to ASC 718 as reflected in our financial statements, based on the numbers of shares subject to the options and restricted stock unit awards granted and the closing price of the common stock as quoted on The NASDAQ Global Select Market on the date of grant, which was $13.31 per share on September 4, 2014.

The following table sets forth information about unexercised options and restricted stock units that have not vested that were held at May 2, 2015 by the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — FISCAL 2015

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Reece A. Kurtenbach	11/17/2005	10,000	—	13.595	11/16/2015	—	—
	11/16/2006	7,000	—	34.065	11/15/2016	—	—
	11/15/2007	9,000	—	20.070	11/14/2017	—	—
	12/04/2008	10,500	—	8.290	12/03/2018	—	—
	12/03/2009	10,500	—	8.650	12/02/2019	—	—
	12/02/2010	5,724	1,431	14.370	12/01/2020	—	—
	12/01/2011	6,300	4,200	9.240	11/30/2021	—	—
	08/23/2012	4,320	6,480	9.510	08/22/2022	—	—
	08/22/2013	1,750	7,000	11.050	08/21/2023	—	—
	09/01/2013	5,000	20,000	10.930	08/31/2023	—	—
	09/04/2014	—	15,000	13.310	09/03/2024
		—	—	—	—	11,251	120,948

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Sheila M. Anderson	11/17/2005	2,000	—	13.595	11/16/2015	—	—
	11/16/2006	2,500	—	34.065	11/15/2016	—	—
	11/15/2007	4,000	—	20.700	11/14/2017	—	—
	12/04/2008	3,500	—	8.290	12/03/2018	—	—
	12/03/2009	3,500	—	8.650	12/02/2019	—	—
	12/02/2010	1,956	489	14.370	12/01/2020	—	—
	12/01/2011	2,400	1,600	9.240	11/30/2021	—	—
	08/23/2012	1,600	2,400	9.510	08/22/2022	—	—
	09/12/2012	2,400	3,600	9.560	08/22/2022	—	—
	08/22/2013	1,374	5,496	11.050	08/21/2023	—	—
	09/04/2014	—	7,500	13.310	09/03/2024	—	—
		—	—	—	—	6,818	73,294
Bradley T. Wiemann	11/17/2005	10,000	—	13.595	11/16/2015	—	—
	11/16/2006	7,000	—	34.065	11/15/2016	—	—
	11/15/2007	9,000	—	20.070	11/14/2017	—	—
	12/04/2008	10,500	—	8.290	12/03/2018	—	—
	12/03/2009	10,500	—	8.650	12/02/2019	—	—
	12/02/2010	5,724	1,431	14.370	12/01/2020	—	—
	12/01/2011	6,300	4,200	9.240	11/30/2021	—	—
	08/23/2012	4,320	6,480	9.510	08/22/2022
	08/22/2013	1,500	6,000	11.050	08/21/2023
	09/04/2014	—	7,500	13.310	09/03/2024
		—	—	—	—	7,851	84,398
Matthew J. Kurtenbach	11/17/2005	6,000	—	13.595	11/16/2015
	11/16/2006	7,000	—	34.065	11/15/2016
	11/15/2007	9,000	—	20.070	11/14/2017
	12/04/2008	10,500	—	8.290	12/03/2018
	12/03/2009	10,500	—	8.650	12/02/2019
	12/02/2010	5,724	1,431	14.370	12/01/2020
	12/01/2011	6,300	4,200	9.240	11/30/2021
	08/23/2012	4,200	6,300	9.510	08/22/2022
	08/22/2013	1,500	6,000	11.050	08/21/2023
	09/04/2014	—	7,500	13.310	09/03/2024
		—	—	—	—	7,815	84,011
Carla S. Gatzke	11/17/2005	10,000	—	13.595	11/16/2015
	11/16/2006	7,000	—	34.065	11/15/2016
	11/15/2007	8,500	—	20.070	11/14/2017
	12/04/2008	9,500	—	8.290	12/03/2018
	12/03/2009	9,500	—	8.650	12/02/2019
	12/02/2010	5,164	1,291	14.370	12/01/2020
	12/01/2011	6,000	4,000	9.240	11/30/2021
	08/23/2012	4,200	6,300	9.510	08/22/2022
	08/22/2013	1,374	5,496	11.050	08/21/2023
	09/04/2014	—	6,870	13.310	09/03/2024
		—	—	—	—	7,294	78,411

(1)	All options vest in equal installments over five years and expire after 10 years.

(2)
Restricted stock units vest as to 20 percent of the shares one year after date of grant and as to an additional 20 percent in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(3)	Determined by multiplying the Company's $10.75 per share closing stock price on May 1, 2015, which was the last business day of fiscal year 2015, by the number of shares subject to the award.

The grant date of the restricted stock units and the number of shares subject to the restricted stock units are as follows:

Officer	Grant Date	Shares Granted	Officer	Grant Date	Shares Granted
Reece A. Kurtenbach	12/03/2009	2,100	Bradley T. Wiemann	12/03/2009	2,100
	12/02/2010	1,575		12/02/2010	1,575
	12/01/2011	2,100		12/01/2011	2,100
	08/23/2012	2,160		08/23/2012	2,160
	08/22/2013	3,500		08/22/2013	3,000
	09/04/2014	6,000		09/04/2014	3,000
Sheila M. Anderson	12/03/2009	700	Matthew J. Kurtenbach	12/03/2009	2,100
	12/02/2010	490		12/02/2010	1,575
	12/01/2011	800		12/01/2011	2,100
	08/23/2012	800		08/23/2012	2,100
	09/12/2012	1,200		08/22/2013	3,000
	08/22/2013	2,750		09/04/2014	3,000
	09/04/2014	3,000
Carla S. Gatzke	12/03/2009	1,900
	12/02/2010	1,420
	12/01/2011	2,000
	08/23/2012	2,100
	08/22/2013	2,750
	09/04/2014	2,750

The following table sets forth information regarding the exercise of stock options by and the vesting of restricted stock awards during fiscal 2015 for the Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED – FISCAL 2015

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Name
Reece A. Kurtenbach	—	—	2,287	27,184
Sheila M. Anderson	—	—	1,348	15,998
Bradley T. Wiemann	—	—	2,187	25,999
Matthew J. Kurtenbach	6,000	3,852	2,175	25,857
Carla S. Gatzke	—	—	2,034	24,176

(1)
Consists of the difference between the closing price of our common stock on the date of exercise and the per share exercise price of the option multiplied by the number of shares acquired upon exercise.

(2)	Consists of the number of shares vested multiplied by the market value of the stock as of the vesting date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of May 2, 2015 with respect to our equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2007 Stock Incentive Plan	2,235,096	$11.64	26,523
Employee Stock Purchase Plan(1)	Not Applicable	Not Applicable	741,598
Equity compensation plans not approved by security holders	—	—	—
Total	2,235,096	$11.64	768,121

(1)	Under the ESPP, shares are acquired at the time of investment by the participating employees at the applicable discount.

Post-Employment Compensation

Potential Payments upon Termination of Employment or Change in Control
The table below reflects the compensation that would be paid to each of our Named Executive Officers in the event of termination of such executive’s employment.  The amounts shown assume that such termination was effective as of May 2, 2015, include estimated amounts earned through such date, and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid can be determined only at the time of such executive’s separation from the Company.  In addition, there may be re-negotiation of the payments upon any termination of employment or change in control.

Under the 2001 Incentive Stock Option Plan and the 2007 Plan, all options and restricted stock units immediately vest upon a change in control, as that term is defined in the 2001 Incentive Stock Option Plan and the 2007 Plan.  Upon a termination of employment for any reason, and consistent with our employment policies which apply to all employees, we are obligated to pay for accrued and unused vacation time, which would then be payable in a lump sum.

Name	Benefit	Termination due to change in control	Termination without cause or for good reason	Termination for cause or for good reason	Death
Reece A. Kurtenbach	Stock option vesting acceleration(1)	$14,377	$—	$—	$—
	Restricted stock vesting acceleration	120,948	—	—	—
	Vacation pay	38,702	38,702	38,702	38,702
		$174,027	$38,702	$38,702	$38,702

Sheila M. Anderson	Stock option vesting acceleration(1)	$9,676	$—	$—	$—
	Restricted stock vesting acceleration	73,294	—	—	—
	Vacation pay	7,272	7,272	7,272	7,272
		$90,242	$7,272	$7,272	$7,272

Name	Benefit	Termination due to change in control	Termination without cause or for good reason	Termination for cause or for good reason	Death
Bradley T. Wiemann	Stock option vesting acceleration(1)	$14,377	$—	$—	$—
	Restricted stock vesting acceleration	84,398	—	—	—
	Vacation pay	19,073	19,073	19,073	19,073
		$117,848	$19,073	$19,073	$19,073

Matthew J. Kurtenbach	Stock option vesting acceleration(1)	$14,154	$—	$—	$—
	Restricted stock vesting acceleration	84,011	—	—	—
	Vacation pay	24,630	24,630	24,630	24,630
		$122,795	$24,630	$24,630	$24,630

Carla S. Gatzke	Stock option vesting acceleration(1)	$13,852	$—	$—	$—
	Restricted stock vesting acceleration	78,411	—	—	—
	Vacation pay	21,808	21,808	21,808	21,808
		$114,071	$21,808	$21,808	$21,808

(1)
For option awards, consists of the difference between the $10.75 per share closing price of the common stock as reported on The NASDAQ Global Select Market as of May 1, 2015, which was the last business day of fiscal 2015, and the exercise price of the option multiplied by the number of shares subject to the option.

Other Post-Employment Payments
We do not provide pension arrangements, post-retirement health coverage or non-qualified defined contribution plans.

Compensation Risk Analysis
The Compensation Committee has established the non-equity incentive program to be based on the same Company-wide measure for each executive.  As previously described, the Committee has selected operating margin as the Company-wide measure.  Basing the program on the same Company-wide measure for all the executives minimizes the risks associated with individual formulas based on individual actions.  The non-equity incentive program is the only formula-based incentive-compensation program in the Company.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The Audit Committee is responsible for reviewing our financial reporting process, systems of internal controls, the audit process and compliance with laws and regulations.  Management has the responsibility for the financial statements and the reporting process, including the systems of internal controls, which it reviews with the Audit Committee.  In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm with respect to the overall scope and plans for the respective audits. The Audit Committee also has the authority and responsibility to select, evaluate and, when it deems it to be appropriate, replace the independent registered public accounting firm.  The Audit Committee is also responsible for overseeing the Company’s Policy and Procedures with Respect to Related Person Transactions.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting controls or auditing matters and the confidential, anonymous submission by our employees of any accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of any concerns regarding questionable accounting or auditing matters.  The Audit Committee operates under a formal written charter that has been adopted by the Board of Directors and is available on the Company’s website at www.daktronics.com. The charter was last amended effective February 23, 2012.

The Audit Committee is composed of three Directors who are independent as provided in Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act of 1934. The members of the Audit Committee are appointed annually by the Board of Directors.  The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of our management or our independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules.  The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The membership of the Audit Committee for fiscal 2015, together with appointment dates and attendance at meetings, is set forth below:

Members	Committee Member since	Attendance at full meetings during 2015
John L. Mulligan	1993	8/8
James A Vellenga	1999	8/8
Bruce W. Tobin(1)	2011	8/8
Bryon J. Anderson(2)	2015	--
(1) Retired from the Board effective May 1, 2015.
(2) Appointed to the Audit Committee effective May 1, 2015. No meetings were held in fiscal 2015 after he was appointed to the Audit Committee.
_____________________

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended May 2, 2015 and the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent auditor's audit of internal control over financial reporting; discussed with management significant accounting policies, including the quality and acceptability, applied by us in our financial statements, as well as alternative treatments; reviewed and discussed our policies with respect to risk assessment; discussed with our independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board ("PCAOB"), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations; discussed with our independent registered public accounting firm its audits and assessments, including internal control testing under Section 404 of the Sarbanes-Oxley Act of 2002; received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and reviewed and pre-approved fees charged by the independent registered public accounting firm and considered whether the independent registered public accounting firm's provision of non-audit services to us is compatible with the auditor’s independence.  The Audit Committee also met in executive session following each of the formal Audit Committee meetings with representatives of our independent registered public accounting firm.

The Audit Committee recognizes the importance of maintaining the independence of the Company's independent registered public accounting firm, both in fact and appearance. Each year, the Committee evaluates the qualifications, performance and independence of the Company's independent registered public accounting firm and determines whether to re-engage the current independent registered public accounting firm. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, its capabilities and its technical expertise and knowledge of the Company's operations and industry. Based on this evaluation, the Audit Committee of the Board of Directors recommended the appointment of Ernst & Young LLP as our independent registered public accounting firm to examine our consolidated financial statements and internal controls over financial reporting for fiscal 2016.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that our audited financial statements for the fiscal year ended May 2, 2015 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

By the Audit Committee,

John L. Mulligan, Chair
James A. Vellenga

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

We have adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, we are delivering only one copy of our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials to multiple shareholders who have requested paper copies of the Annual Report and Proxy Statement and who share the same address, unless we have received contrary instructions from one or more of the shareholders.  Shareholders who participate in householding will continue to be able to access and receive separate proxy cards or voting instruction cards.  In addition, some banks, brokers and other intermediaries may be participating in this practice of householding our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials. This practice benefits us and our shareholders because it reduces the volume of duplicate information received at a shareholder’s house and helps reduce our expenses.

Shareholders that have previously received a single set of our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials may request their own copies this fiscal year or in future years by contacting their bank, broker or other nominee record holder. We will also deliver separate paper copies of our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials to any shareholder upon written request sent to Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006, Attention: Investor Relations, or upon verbal request by calling (605) 692-0200.

AVAILABLE INFORMATION

The Annual Report to Shareholders for the fiscal year ended May 2, 2015, including financial statements, is being mailed with this Proxy Statement.  The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of this Proxy Statement.

The Annual Report to Shareholders for the fiscal year ended May 2, 2015 can also be accessed on our website at www.daktronics.com by selecting “Investors” then “Annual Reports and Proxies" under the heading "Financial Information." Any person whose proxy is solicited by this Proxy Statement will be provided, upon request and without charge, with a copy of our Annual Report on Form 10-K for the fiscal year ended May 2, 2015.  Please submit such requests to Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006, Attention: Investor Relations, or by calling (605) 692-0200.

By Order of the Board of Directors,

Carla S. Gatzke
Secretary

EXHIBIT A
DAKTRONICS, INC.
2015 STOCK INCENTIVE PLAN

SECTION 1.    General Purpose of Plan; Definitions

1.1    General Purpose. The name of this plan is the Daktronics, Inc. 2015 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enable Daktronics, Inc. (the “Company”) and its Subsidiaries to retain and attract executives, other employees, members of the Board of Directors and Consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

1.2    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below; other terms are defined elsewhere in the Plan:

(a)“Agreement” means an agreement by and between the Company and a Recipient under the Plan setting forth the terms and conditions of an Award.

(b)“Award” means an Option, Restricted Stock, Restricted Stock Unit, Deferred Stock or any combination thereof granted pursuant to the terms of this Plan.

(c)“Board” means the Board of Directors of the Company, as it may be comprised from time to time.

(d)“Cause” means, except as may otherwise be provided in the terms of an Agreement or in a written employment or service agreement between the Company or a Subsidiary of the Company and the Recipient:

(i)a material breach of any written employment, service, confidentiality, non‑compete or similar agreement between the Company or a Subsidiary of the Company and the Recipient;

(ii)a material breach of any code of conduct or code of ethics established by the Company or a Subsidiary of the Company;

(iii)the commission of a felony by a Recipient or the failure of a Recipient to contest prosecution for a felony; or

(iv)a Recipient’s willful misconduct, dishonesty, breach of fiduciary duty or gross negligence involving the business or reputation of the Company or a Subsidiary of the Company.

(e)“Change in Control” means any of the following:

(i)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d‑3 or any successor rule under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Voting Securities; provided, however, that the following shall not constitute a Change in Control pursuant to this Section 1.2(e)(i):

(A)any acquisition of Voting Securities or Stock of the Company directly from the Company other than in connection with a transaction described in Section 1.2(e)(iii) below;

(B)any acquisition or beneficial ownership by the Company or a Subsidiary of the Company;

(C)any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries; or

(D)any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of the combined voting power of the Company’s then outstanding Voting Securities and the Stock of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Stock of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Stock, as the case may be, immediately prior to such acquisition;

(ii)A majority of the members of the Board of the Company shall not be Continuing Directors;

(iii)The consummation of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Stock of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Stock of the Company, as the case may be;

(iv)Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the consummation of the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Stock of the Company immediately prior to such sale or other disposition in substantially the same proportions as their beneficial ownership immediately prior to such sale or other disposition, of the Voting Securities and Stock of the Company, as the case may be; or

(v)Successive transactions of the types described in Sections 1.2(e)(i) through (iv).

(f)“Change in Control Termination” means any of the following events occurring upon or within 12 months after a Change in Control: (i) the termination of a Recipient’s employment or service with the Company (including, without limitation, service as a Director or a Consultant) for any reason other than for Cause; or (ii) the termination of employment or service with the Company by a Recipient for Good Reason (including, without limitation, service as a Director or a Consultant), which termination shall be accomplished by, and be effective upon, the Recipient giving written notice to the Company of his or her decision to terminate.

(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(h)“Committee” means the Compensation Committee of the Board.

(i)“Company” means Daktronics, Inc., a corporation organized under the laws of the State of South Dakota (or any successor corporation).

(j)“Consultant” means any person providing bona fide services to the Company or a Parent Corporation or a Subsidiary of the Company (other than persons either providing services in connection with the offer or sale of securities in a capital raising transaction or directly or indirectly promoting or maintaining a market for the Company’s Stock) who is compensated for such services and who is not an Employee of the Company or any Parent Corporation or Subsidiary of the Company. A Consultant would include a Non‑Employee Director.

(k)“Continuing Directors” means:

(i)individuals who, on the date hereof, are Directors of the Company;

(ii)individuals elected as Directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board; or

(iii)any individual elected or appointed by the Board to fill vacancies on the Board caused by a death or resignation (but not by removal) or to fill newly‑created directorships;

provided, however, that a Continuing Director shall not include a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of the Directors of the Company.
(l)“Deferred Stock” means an Award made pursuant to Section 7 of the Plan of the right to receive Stock at the end of a specified deferral period or upon the achievement of specified performance criteria.

(m)“Director” means a member of the Board.

(n)“Disability” means, except as may otherwise be provided in the terms of an Agreement or in a written employment or service agreement between the Company or a Subsidiary of the Company and the Recipient, the Recipient:

(i)is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

(ii)is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Company; or

(iii)when used in connection with the exercise of an Incentive Option following termination of employment, has a disability within the meaning of Section 22(e)(3) of the Code;

provided, that only to the extent necessary to satisfy Section 409A of the Code, the Recipient has a “disability” or is “disabled” within the meaning of Section 409A of the Code.

(o)“Effective Date” has the meaning set forth in Section 14 of the Plan.

(p)“Employee” means any person, including officers and Directors, employed by the Company or any Subsidiary of the Company. The payment to a Director by the Company of Directors’ fees shall not alone mean that the Director is an employee of the Company.

(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

(r)“Executive Officer” means an officer as defined in Rule 16a‑1(f) under the Securities Exchange Act of 1934.

(s)“Fair Market Value” of Stock on any given date shall be determined by the Committee as follows:

(i)If the Stock is listed for trading on one or more national securities exchanges (including The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market), the closing price on such national securities exchange on the day in question or, if such Stock shall not have been traded on such national securities exchange on such date, the closing price on such national securities exchange on the first day after the date in question on which such Stock was so traded;

(ii)If the Stock is not listed for trading on a national securities exchange but is traded in the over‑the‑counter market, the closing bid price for such Stock on the day prior to the date in question or, if there is no closing bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or

(iii)If neither Section 1.2(s)(i) nor (ii) is applicable, by any means deemed fair and reasonable by the Committee in its sole discretion, which determination shall be final and binding on all parties.

(t)“Good Reason” means the Recipient has provided written notice to the Company within 90 days following the occurrence of any of the following events, provided the event results in a negative change to the Recipient, which notice describes the event in reasonable detail and the facts and circumstances claimed by the Recipient to constitute Good Reason: (i) the assignment of the Recipient without the Recipient’s consent to a position with material responsibilities or duties of a lesser status or degree than the then current position of the Recipient with the Company; (ii) the relocation of the Recipient’s principal office for the Company’s business, without the Recipient’s consent, to a location more than 75 miles outside the Recipient’s work location as of the date of the Change in Control; (iii) a material reduction, in the aggregate, in base salary, variable pay opportunities or the employee benefits in which the Recipient is entitled to participate irrespective of any standard waiting periods with respect to the same, unless such material reduction is generally applicable to all employees of the Company with a similar ranking to the Recipient; or (iv) a material breach or a material adverse modification by the Company of an Agreement or any employment or service agreement with the Company without the Recipient’s consent. Termination for “Good Reason” shall not include a Recipient’s death, Disability or a termination for any reason other than one of the events described in clauses (i) through (iv) of this Section 1.2(t).

(u)“Incentive Option” means any Award intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code and that satisfies the requirements set forth therein.

(v)“Non‑Employee Director” means a non‑employee Director within the meaning of Rule 16b‑3(b)(3) under the Exchange Act.

(w)“Non‑Qualified Option” means any Option that is not an Incentive Option.

(x)“Option” means any Award to purchase Stock granted pursuant to Section 5 of the Plan.

(y)“Outside Director” means a member of the Board who satisfies the requirements of an outside director for purposes of Section 162(m) of the Code.

(z)“Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(aa)“Recipient” means any eligible person to whom an Award has been granted under this Plan.

(bb)    “Restricted Stock” means an Award of shares of Stock pursuant to Section 6 of the Plan that is subject to restrictions as described therein.

(cc)    “Restricted Stock Unit” means an Award of the right to receive a share of Stock granted pursuant to Section 6 of the Plan that is subject to restrictions as described therein.

(dd)    “Stock” means the no par value common stock of the Company.

(ee)    “Subsidiary” means any corporation (other than the Company), foreign or domestic, in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(ff)    “Voting Securities” means the Company’s then outstanding securities ordinarily entitled to vote in the election of Directors.

SECTION 2.    Administration

2.1    Authority. The Plan shall be administered by the Board or by the Committee. If at any time no Committee shall be in office, then the Board shall exercise the functions of the Committee specified in the Plan. The Board may exercise any or all of the functions of the Committee specified in the Plan, except that:

(a)    at such time as any Award is subject to the limitations under Section 162(m) of the Code and regulations promulgated thereunder, the Plan shall be administered by a Committee consisting solely of Outside Directors;

(b)    at such time as the Company and its affiliates are subject to the limitations under Section 16(b) of the Exchange Act, the Committee shall consist solely of Non‑Employee Directors; and

(c)    the Plan shall be administered by a Committee that is comprised solely of members who satisfy the applicable requirements of any stock exchange on which the Stock may then be listed.

Subject to the foregoing, references in the Plan to the Committee shall also include the Board, to the extent the context permits.
2.2    Powers.    The Committee shall have the power and authority to grant Awards pursuant to the terms of the Plan. In particular, the Committee shall have the authority:

(a)    Recipients. To select Recipients to whom Awards may from time to time be granted hereunder;

(b)    Amount. To determine the number of shares of Stock, units or other measures to be covered by each such Award granted hereunder;

(c)    Terms and Conditions. To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, any restriction on any Award and/or the Stock relating thereto);

(d)    Amendment; Acceleration. To amend the terms of any Award theretofore granted, prospectively or retroactively, to the extent such amendment is consistent with the terms of the Plan, including to accelerate the date on which any Award becomes exercisable or vested and to accelerate the lapse of restrictions on any Award; provided that no such amendment shall impair the rights of any Recipient without his, her or its consent except to the extent authorized under the Plan;

(e)    Substitution. To substitute new Awards for previously granted Awards; provided, however, that substituting new Awards for previously granted Options having higher exercise prices shall not be permitted without prior shareholder approval;

(f)    Determination. To make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(g)    Rules. To adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreements relating thereto); and to otherwise supervise the administration of the Plan.

2.3    Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate the authority to exercise the powers specified in Section 2.2(a), (b) and (c) above to the Vice President of Human Resources or any Executive Officer of the Company; provided, however, that such authority shall not be exercised by anyone other than the Committee with respect to persons who are either the chief executive officer, chief financial officer, or any other Executive Officer of the Company or with respect to any Director of the Company.

2.4    Decisions Binding; Limitation on Liability; Indemnification. All decisions made by the Committee (or its delegate to the extent provided in Section 2.3) pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and Recipients. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan. To the full extent permitted by law, each member and former member of the Board and the Committee and each person to whom the Board or the Committee delegates or has delegated authority under this Plan shall be indemnified by the Company against and from any loss, liability, judgment, damages, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act, interpretation or determination made in good faith under or with respect to this Plan.

SECTION 3.     Stock Subject to Plan

3.1    Shares Reserved for Issuance. The total number of shares of Stock reserved and available for distribution under the Plan shall be three million (3,000,000) shares of Stock of the Company, which may be used for any Option or any type of other Award granted under the Plan. Such shares shall consist of authorized and unissued shares of Stock of the Company. Shares of Stock subject to Awards shall be counted against the number of shares in the first sentence of this Section 3.1 as one share of Stock for every one share of Stock subject to such Award.

3.2    Share Counting. If any shares of Stock become available as a result of canceled, unexercised, lapsed or terminated Awards under this Plan or by reason of the purchase by or forfeiture of an Award to the Company, such shares of Stock again shall be available for distribution in connection with future Awards under the Plan. Upon a Stock‑for‑Stock exercise of an Award, the following shares of Stock shall not become available for future distribution under the Plan: shares of Stock withheld for the payment of the exercise price of an Award, shares of Stock withheld for the payment of taxes on an Award, or shares of Stock withheld in any similar transaction.

3.3    Adjustments. Upon any change in the outstanding shares of Stock after the Effective Date by reason of any stock dividend, stock split, reverse stock split, reclassification, combination, exchange of shares or other similar recapitalization of the Company, there shall be an appropriate adjustment to (a) the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (b) the exercise price of any Option or other Award, and/or (c) any other affected terms of such Awards. Notwithstanding the foregoing, no fractional shares shall be issued or paid for. However, no adjustment shall be made under this Section 3.3 upon the issuance by the Company of any warrants, rights or options to acquire additional Stock or of securities convertible into Stock unless such warrants, rights, options or convertible securities are issued to all shareholders of the Company on a proportionate basis.

3.4    Effect of Award. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.

3.5    Application of Code Section 409A. If and to the extent that any provision of an Award is required to comply with Section 409A of the Code, such provision shall be administered and interpreted in a manner consistent with the requirements of Section 409A. If and solely to the extent that any such provision of an Award as currently written would conflict with Section 409A of the Code, the Committee shall have the authority, without the consent of the Recipient, to administer such provision and to amend the Award with respect to such provision to the extent the Committee deems necessary for the purposes of avoiding any portion of amounts owed to the Recipient being retroactively included in the taxable income of the Recipient for any prior taxable year.

SECTION 4.    Eligibility

Officers, other Employees of the Company and its Subsidiaries, members of the Board, and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries, as determined by the Committee, are eligible to be granted Awards under the Plan. Recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion or as otherwise provided in Section 2.3 of the Plan, from among those eligible.
SECTION 5.    Option Awards

5.1    Option Types. Each Option shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which Agreement shall be subject to the provisions of this Plan and to such other terms and conditions as the Committee may deem appropriate. The Options granted under the Plan may be either Incentive Options or Non‑Qualified Options. No Incentive Option may be issued more than ten (10) years after the date the Plan is approved by the shareholders of the Company.

5.2    Non‑Qualified Options. To the extent that any Option or portion of an Option does not qualify as an Incentive Option, it shall constitute a separate Non‑Qualified Option.

5.3    Incentive Options; Interpretation. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to an Incentive Option shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Option, to the extent that the Committee determines that such modification or amendment is necessary or appropriate.

5.4    Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions, as applicable, and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)    Annual Limit on Incentive Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Incentive Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by a person during any calendar year shall not exceed $100,000. To the extent any Option is exercisable in excess of the foregoing limit in any calendar year, such portion of the Option that is in excess of $100,000 shall be a Non‑Qualified Stock Option.

(b)    Option Exercise Price. Subject to the last two sentences of this Section 5.4(b), the exercise price per share of Stock purchasable under an Option shall be determined by the Committee at the time of grant and, if the Committee does not fix the exercise price of the Option, the exercise price shall be 100% of the Fair Market Value of the Stock on the date of grant. However, the exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date of grant of such Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Option is granted to such Employee, the Incentive Option exercise price shall be no less than 110% of the Fair Market Value of the Stock on the date of grant of such Incentive Option.

(c)    Option Term. Subject to the last two sentences of this Section 5.4(c), the Committee shall fix the term of each Option and, if the Committee does not fix the term of an Option, the term shall be ten (10) years from the date the Option is granted, subject to earlier termination as otherwise provided herein. However, no Option shall be exercisable more than ten (10) years after the date of grant of such Option. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Option is granted to such Employee, the term of such Incentive Option shall be no more than five (5) years from the date of grant of such Incentive Option.

(d)    Exercisability. An Option shall be exercisable in accordance with such terms and conditions and during such periods as determined by the Committee at or after grant, subject to the restrictions stated in Section 5.4(a) above. The Committee may also grant Options that become exercisable upon the attainment of specified performance goals over a specified performance period. If the Committee does not determine the time at which an Option shall be exercisable, such Option shall be exercisable in equal installments of up to 20% of the shares of Stock subject to the Option on and after the first anniversary of the date of grant of the Option and up to an additional 20% of the shares of Stock subject to the Option on and after the second, third, fourth and fifth anniversary dates of the date of grant of the Option, subject to earlier termination as otherwise provided herein. Notwithstanding anything in the Plan to the contrary, no Option shall be exercisable after the expiration of its term.

(e)    Method of Exercise. An Option may be exercised, in whole or in part, at any time during the Option term, by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including to the extent permitted by applicable law, delivery of irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made by tendering, by either actual delivery of Stock or attestation, Stock already owned by the Recipient for a period of time greater than six (6) months (or such other period established from time to time by the Committee in order to avoid adverse accounting treatment under generally accepted accounting principles) and that is valued at Fair Market Value as of such time; provided, however, that in the case of an Incentive Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Incentive Option is granted. No Stock shall be issued upon exercise of an Option until full payment therefor has been made. A Recipient shall generally have the rights to dividends and other rights of a shareholder with respect to Stock subject to the Option after the Recipient has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in Section 11.1 of the Plan.

(f)    Transferability of Options.

(i)No Incentive Option shall be transferable by the Recipient otherwise than by will or by the laws of descent and distribution, and an Incentive Option shall be exercisable during a Recipient’s lifetime only by such Recipient.

(ii)The Committee may, in its discretion, authorize all or a portion of any Nonqualified Option to be granted to a Recipient to be on terms which permit transfer by such Recipient to: (A) the spouse, children or grandchildren of the Recipient (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or partnerships in which such Immediate Family Members are the only partners, provided that: (1) there is no consideration for any such transfer, (2) the Option pursuant to which such Stock is granted has been approved by the Committee and expressly provides for transfer in a manner consistent with this Section 5.4(f)(ii), and (3) subsequent transfers of a transferred Option shall be prohibited. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, provided that the term “Recipient” herein shall in such event be deemed to refer to the transferee, except that the events of termination of employment and service and the provisions of Sections 5.4(g) and (h) of this Plan shall continue to be applied with respect to the original Recipient, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in such Sections.

(iii)Non‑Qualified Options may be transferred to the spouse or former spouse of the Recipient to the extent provided in a domestic relations order issued in accordance with applicable state law.

(g)    Termination by Death or Disability. Unless the Option Agreement provides otherwise or the Committee determines otherwise, if a Recipient’s employment by or service to the Company or any Subsidiary or Parent Corporation terminates by reason of the Recipient’s death or Disability, the Option may thereafter be exercised, to the extent it was exercisable at the time of death or Disability (or on such accelerated basis as the Committee shall determine at or after grant), by the Recipient or the legal representative of the estate or by the legatee of the Recipient under the will of the Recipient, but it may not be exercised after one year from the date of such Disability or death or the expiration of the stated term of the Option, whichever period is shorter. In the event of termination of employment or service by reason of the Recipient’s death or Disability, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter be treated as a Non‑Qualified Option. All Options or portions thereof that are not vested at the time of termination shall automatically terminate at such time.

(h)    Other Termination. Unless the Option Agreement provides otherwise or the Committee determines otherwise, if a Recipient’s employment by or service to the Company or any Subsidiary or Parent Corporation terminates for any reason other than the Recipient’s death or Disability, the Option may thereafter be exercised by the Recipient to the extent it was exercisable at the time of such termination for three months from the date of such termination or the expiration of the stated term of the Option, whichever period is shorter, and the portions of all Options that are not vested at the time of termination shall automatically terminate at such time.

(i)    Option Cancellation or Repurchase. Notwithstanding any other provisions of the Plan or any Agreement evidencing any outstanding Option, the Company shall not be permitted to cancel any outstanding Options in exchange for the issuance of any other Award or to repurchase outstanding Options if the per share exercise price of the Option is higher than the Fair Market Value of the Stock subject to the Options.

SECTION 6.     Awards of Restricted Stock and Restricted Stock Units

6.1    Grant. Awards of Restricted Stock and Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine to whom Restricted Stock and Restricted Stock Units will be granted, the number of shares subject to Awards of Restricted Stock or Restricted Stock Units, the times or other conditions within which such an Award may be subject to forfeiture, and all other conditions of Awards of Restricted Stock or Restricted Stock Units in addition to those contained in Section 6.4 of the Plan. The Committee may also grant Restricted Stock and Restricted Stock Units in which the restrictions lapse upon the attainment of specified performance goals over a specified performance period.

6.2    Award Agreement. Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which Agreement shall be subject to the provisions of this Plan and to such other terms and conditions as the Committee deems appropriate. The Recipient of an Award of shares of Restricted Stock or Restricted Stock Units shall not have any rights with respect to such Award unless and until such Recipient has executed an Agreement evidencing the Award, has delivered a fully executed copy thereof to the Company, and has otherwise complied with its then applicable terms and conditions.

6.3    Restricted Stock Award Certificate. Subject to the last sentence of this Section 6.3, each Recipient of a Restricted Stock Award shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Recipient and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of the Daktronics, Inc. 2015 Stock Incentive Plan and an Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file in the offices of the Secretary of the Company.
The Committee shall require that the stock certificates evidencing such shares of Stock be held in custody by the Company or its designated agent for that purpose until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Recipient shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award. The Company may issue shares of Restricted Stock without a stock certificate in book entry form if it determines it can reasonably do so in compliance with the restrictions set forth in the Agreement governing such Restricted Stock Award.
6.4    Restrictions and Conditions on Restricted Stock Awards. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)    Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the date of a Restricted Stock Award (the “Restriction Period”), the Recipient shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. If the Committee does not set a Restriction Period for any Restricted Stock Award, the Recipient shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan until the first anniversary date of the grant date of the Restricted Stock Award. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(b)    Rights as Shareholder. Except as provided in Sections 6.4(a) and (c), or as otherwise provided in an applicable Award Agreement, the Recipient shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion or as otherwise required by application of Section 409A of the Code, may require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3.1 of the Plan). Certificates for shares of unrestricted Stock shall be delivered to the Recipient promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock and any other conditions to the vesting of the Restricted Stock have been met.

(c)    Performance Restrictions. Notwithstanding Section 6.4(b) above, any Award of Restricted Stock based on the achievement of performance goals shall not be considered outstanding for any purpose, and no dividends, voting or other rights of a shareholder shall attach to such shares until such time as the performance goals have been satisfied and the shares are issued to the Recipient without restriction.

(d)    Termination of Employment or Service. Except to the extent provided in the applicable Award Agreement, upon termination of employment or service of a Recipient for any reason during the Restriction Period, all shares of Restricted Stock then subject to restriction shall automatically terminate and be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to the Recipient’s shares of Restricted Stock.

(e)    Transferability. Subject to the provisions of this Plan and the Award Agreement, Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period.

6.5    Terms and Conditions of Awards of Restricted Stock Units. The shares of Restricted Stock Units awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)    Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement. If the Committee does not provide for a vesting period for Restricted Stock Units, the Restrictive Stock Units shall vest on the first anniversary date of the grant date of the Restricted Stock Unit. The Committee may divide Restricted Stock Units into classes and assign different vesting conditions and periods to each class. If all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 6.5(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest.

(b)    Shares Upon Vesting. Upon the vesting of Restricted Stock Units, the Recipient shall be entitled to receive, within 30 days following the date on which such Restricted Stock Units vest, one share of Stock for each Restricted Stock Unit that so vests.

(c)    Termination of Employment or Service. Except to the extent provided in the applicable Award Agreement, upon termination of a Recipient’s employment or service for any reason, all Restricted Stock Units shall automatically terminate and be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to the Recipient’s Restricted Stock Units.

(d)    Transferability. Subject to the provisions of this Plan and the Award Agreement, Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period.

SECTION 7.    Deferred Stock Awards

7.1    Grant. Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Deferred Stock will be deferred, and the other terms and conditions of the Award consistent with the terms of the Plan, in addition to those contained in Section 7.2 of the Plan. If the Committee does not determine a Deferred Period for Deferred Stock, the Deferral Period shall be one anniversary date after the date the Deferred Stock is granted. The Committee may also condition the receipt of Deferred Stock upon the attainment of specified performance goals. Each Award of Deferred Stock shall be confirmed by, and subject to the terms of, an Agreement executed by the Company and the Recipient.

7.2    Terms and Conditions. Shares of Deferred Stock awarded pursuant to this Plan shall be subject to the following terms and conditions:

(a)    Transferability. Subject to the provisions of this Plan and the applicable Award Agreement, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period, share certificates shall be delivered to the Recipient in a number equal to the shares covered by the Deferred Stock Award.

(b)    Rights as Shareholder. An Award of Deferred Stock shall not be considered outstanding for any purpose, and no dividends, voting or other rights of a shareholder shall attach to such shares until such time as the Deferral Period has ended and the shares are issued to the Recipient.

(c)    Termination of Employment or Service. Except as provided in the applicable Award Agreement, upon termination of employment or service for any reason during the Deferral Period, the Award of Deferred Stock shall automatically terminate and be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Recipient’s Deferred Stock.

SECTION 8.    Change in Control Termination

8.1    Automatic Acceleration. Upon the occurrence of a Change in Control Termination, except as otherwise provided in an applicable Agreement, all outstanding Awards granted to a Recipient that have not theretofore vested shall immediately vest, and all restrictions on such Awards shall immediately lapse, and each Option granted to a Recipient that is outstanding at such time shall be come fully and immediately exercisable.

8.2    Limitation on Change in Control Payments. Notwithstanding anything in Section 8.1 or Section 9 of the Plan to the contrary, if, with respect to a Recipient, the acceleration of the exercisability of an Option or the payment of cash in exchange for all or part of an Award as provided in Section 8.1 or Section 9 (which acceleration or payment could be deemed a “parachute payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Recipient has the right to receive, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) then, unless otherwise provided in the applicable Award Agreement, such acceleration of exercisability or vesting and payments pursuant to the Plan shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

SECTION 9.    Additional Change in Control Provisions

In addition to the provisions of Section 8, upon the occurrence of a Change in Control, the Committee shall be obligated to do one of the following in order to protect the interests of Recipients upon a Change in Control:
(a)    Substitution of Award. Make appropriate provision for the protection of outstanding Awards granted under this Plan by the substitution, in lieu of such Awards, of other Awards, which other Awards are designed to preserve the value of the Awards granted under the Plan;

(b)    Cancellation of Options. With respect to any Option, declare, at least 20 days before the Change in Control, and provide written notice to each Recipient of the declaration, that each outstanding Option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Change in Control (unless it shall have been exercised prior to the occurrence of the Change in Control); and/or

(c)    Cash Payment. Cause payment to be made, within 20 days after a Change in Control, in exchange for each cancelled Award to each Recipient of an Award that is cancelled, of an amount of cash equal to the Fair Market Value for each share of Stock covered by the cancelled Award, except that with respect to any cancelled Option, cash equal to the amount (if any) by which the per share transaction consideration, taking into account such factors as the Committee deems appropriate in determining this value, exceeds the exercise price per share of Stock covered by such Option.

Notwithstanding the foregoing, no Recipient of an Award shall be entitled to the payment provided in this Section 9 if such Award has expired or was cancelled pursuant to the terms of the Plan or the applicable Agreement.
SECTION 10.     Substitute Awards

10.1    Purpose. Awards may be granted under this Plan from time to time in substitution for Awards held by Employees of other corporations who are about to become Employees of the Company, or any Parent Corporation or Subsidiary thereof, or whose employer is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or its Subsidiary with another corporation, the acquisition by the Company or its Subsidiary of all or substantially all the assets of another corporation, the acquisition by the Company or its Subsidiary of at least 50% of the issued and outstanding stock of another corporation, or such other similar corporate transaction as determined by the Committee, in its sole discretion.

10.2    Terms and Conditions. To the extent permitted by applicable law, the terms and conditions of the substitute Award granted pursuant to Section 10.1 may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Stock Awards in substitution for which they are granted; provided, however, with respect to Incentive Options, unless otherwise determined by the Committee, no such variation shall be permitted that affects the status of any such substitute Option as an Incentive Option.

SECTION 11.    General Provisions

11.1    Compliance With Laws. No Stock will be issued pursuant to the Plan unless in compliance with applicable legal requirements including, without limitation, those relating to securities laws and stock exchange listing requirements. The Committee may require each Recipient receiving Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Stock without a view to distribution thereof.

11.2    Stop Transfer Orders. All certificates for Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The issuance of Stock may be effected on a non‑certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then traded.

11.3    No Rights as a Shareholder. Unless otherwise provided by the Committee, in the Plan or in an Award Agreement or in any other written agreement between a Recipient and the Company or a Subsidiary of the Company, no Award shall entitle the Recipient to any cash dividend, voting or other rights of a shareholder of the Company unless and until the date of issuance under the Plan of any shares of Stock that are subject to such Award.

11.4    Effect of Transfer/Leave of Absence. For purposes of any Incentive Option, the following events shall not be deemed a termination of employment:

(a)    Transfer. A transfer of an Employee from the Company to a Parent Corporation or a Subsidiary, or a transfer of an Employee from a Parent Corporation or a Subsidiary to the Company or any other Parent Corporation or Subsidiary;

(b)    Leave of Absence. A leave of absence approved in writing by the Company; and;

(c)    Military Leave. A military leave in which the Employee’s right to reemployment is guaranteed under the provisions of the Uniform Services Employment and Reemployment Rights Act (USERRA) and regulations promulgated thereunder.

11.5    Tax Withholding. Each Recipient shall, no later than the date as of which any part of the value of an Award first becomes includable as compensation in the gross income of the Recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, any Parent Corporation and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due from it to the Recipient. If the terms of an Award so permit, a Recipient may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the Award by:

(a)    Retain Stock. Authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Recipient; or

(b)    Delivering of Held Stock. Delivering to the Company from Stock already owned by the Recipient, that number of shares of Stock having an aggregate Fair Market Value equal to part or all of the tax payable by the Recipient under this Section, and if shares of Stock are withheld, the amount withheld shall not exceed the minimum required federal, state and FICA withholding amount.

Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings, accounting rules, regulations and requirement and any other rules or regulations established by the Committee.
11.6    No Right to Employment, Service or Awards. The granting of an Award under the Plan shall impose no obligation on the Company, its Subsidiary or any Parent Corporation to continue the employment of a Recipient and shall not lessen or affect the Company’s, its Subsidiary’s or its Parent Corporation’s right to terminate the employment of such Recipient. Nothing in the Plan shall interfere with or limit in any way the right of the Company, the Board or the Company’s shareholders to terminate the directorship of any Director at any time, nor confer upon any Director any right to continue to serve as a Director of the Company. Nothing in the Plan shall interfere with or limit in any way the right of the Company or the Board to terminate the service of any Consultant at any time, nor confer upon any Consultant any right to continue to serve as a Consultant to the Company. No Recipient or other person shall have any claim to be granted any Award, and there is no obligation for uniform treatment of Recipients or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Recipient.

11.7    Other Benefit and Compensation Programs. Payments and other benefits received by a Recipient under an Award shall not be deemed a part of a Recipient’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, its Subsidiary or its Parent Corporation, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

11.8    Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Recipient including, without limitation, the estate of such Recipient and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Recipient’s creditors.

11.9    Nontransferability of Awards; Designation of Beneficiary.
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(a)    Nontransferability. Unless otherwise expressly provided in this Plan or in the applicable Award Agreement, no Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Recipient or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Recipient designates one or more beneficiaries on a Company‑approved form, as set forth in Section 11.9(b) of this Plan, who may exercise the Award or receive payment under the Award after the Recipient’s death, and during a Recipient’s lifetime, an Award may be exercised only by the Recipient.

(b)    Designation of Beneficiary. A Recipient may designate a beneficiary to succeed to the Recipient’s Awards under the Plan in the event of the Recipient’s death by filing a beneficiary form with the Company and, upon the death of the Recipient, such beneficiary shall succeed to the rights of the Recipient to the extent permitted by law, the terms of this Plan and the applicable Award Agreement. In the absence of a validly designated beneficiary who is living at the time of the Recipient’s death, the Recipient’s executor or administrator of the Recipient’s estate shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution.

11.10    International Recipients. With respect to Recipients who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or adopt such modifications, procedures or subplans with respect to such Recipients as are necessary or desirable to ensure the viability of the benefits of the Plan, comply with applicable foreign laws or obtain more favorable tax or other treatment for a Recipient, the Company, a Subsidiary or a Parent Corporation; provided, however, that no such changes shall apply to the Awards to Recipients who may be “covered employees” under Section 162(m) of the Code or any successor thereto unless consistent with the provisions thereof.

11.11    No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies, other property, or shares of Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Recipient, and no Recipient shall have any rights that are greater than those of a general unsecured creditor of the Company.

11.12    Severability. If any provision of the Plan or any Award Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or Award Agreement, and such Plan or Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 12.    Term; Amendments and Termination

(a)    Term. This Plan shall commence on the Effective Date and shall terminate on September 2, 2020 or at such earlier date as the Committee shall determine, and no Award may be granted under the Plan after September 2, 2020. The termination of this Plan shall not affect any Awards then outstanding under the Plan.

(b)    Amendments. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Recipient under an Award theretofore granted without the Recipient’s or Recipient’s consent. The Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of Section 162(m) of the Code, Section 422 of the Code, stock exchange rules or other applicable law. The Committee may amend the terms of any Award theretofore granted prospectively or retroactively; however, subject to Sections 3, 8 and 9 of the Plan, no such amendment shall impair the rights of any Recipient without his, her or its consent. Adjustments made by the Committee pursuant to Section 3.2 (relating to share counting), Section 3.3 (relating to adjustments of Stock) and Section 9 shall not be subject to the limitations of this Section 12. Notwithstanding the foregoing provisions of this Section 12, neither the Plan nor any outstanding Option shall be amended to decrease the exercise price of such Award unless first approved by the requisite vote of the shareholders, and neither the Plan nor any outstanding Agreement shall be amended in any way that would cause an outstanding Award that is not subject to the tax described in Section 409A of the Code to be subject to such tax.

SECTION 13.    Governing Law

To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of South Dakota, without regard to the conflicts of law provisions thereof, and construed accordingly.
SECTION 14.    Effective Date of Plan

The Plan shall be effective on the date it is approved by the Company’s shareholders, which was September 2, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2015 Annual Report to Shareholders are available at www.proxyvote.com.

M94847-P68283-Z66136

DAKTRONICS, INC.
Annual Meeting of Shareholders
This proxy is solicited by the Board of Directors
September 2, 2015 7:00 P.M.

The undersigned hereby appoints Reece A. Kurtenbach and Carla S. Gatzke, or either of them, as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Daktronics, Inc., to be held at Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006 on Wednesday, September 2, 2015 at 7:00 p.m. Central Daylight Time, and at any adjournments thereof, and to vote all stock of the undersigned, as designated on the reverse side, with all the powers which the undersigned would possess if personally present at such meeting.

This proxy will be voted as directed, but if no instructions are given for voting on the matters listed on the reverse side, this proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment. Shareholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

Daktronics, Inc. 401(k) Plan - Voting Instructions

The undersigned directs that the voting rights pertaining to the common stock of Daktronics, Inc. held by the Daktronics, Inc. 401(k) Plan and allocable to this account under such plan shall be exercised in accordance with the specifications on the reverse side at the Annual Meeting of Shareholders of Daktronics, Inc., to be held at Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006 on Wednesday, September 2, 2015 at 7:00 p.m. Central Daylight Time, and at any adjournments thereof.

In accordance with the terms of the Trust Agreement, the Trustee's representative will tabulate the instructions from all Participants and vote all shares held in the Trust according to the instructions. If no instructions are given for voting on the matters listed on the reverse side, the Trustee will vote the shares in the same proportion as the shares which are voted by all other participants under the 401(k) plan.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

DAKTRONICS
201 DAKTRONICS DRIVE
BROOKINGS, SD 57006

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 1, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 1, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Daktronics, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Only cards received by September 1, 2015 are recorded.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M94846-P68283-Z66136

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DAKTRONICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three (3) directors to serve for a three-year term that expires on the date of the Annual Meeting of Shareholders in 2018 or until their successors are duly elected. (If you wish to cumulate your votes as described in the Proxy Statement, please contact the Corporate Secretary at Daktronics, Inc. to record your vote): 01) Byron J. Anderson 02) Reece A. Kurtenbach 03) John P. Friel	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household. ☐ **Yes** ☐ **No**

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date